Exhibit 4.1

PERNIX THERAPEUTICS HOLDINGS, INC.

as Issuer,

and the Guarantors named herein

12% Senior Secured Notes due 2020

________________________

INDENTURE

Dated as of August 19, 2014

________________________

U.S. BANK NATIONAL ASSOCIATION,
as Trustee and as Collateral Agent

i

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INDENTURE dated as of August 19, 2014 among Pernix Therapeutics Holdings, Inc., a Maryland corporation with an address at 10 North Park Place, Suite 201, Morristown, New Jersey 07960 (the “Issuer”), the Guarantors, and U.S. Bank National Association, as trustee (as more fully defined in Section 1.01, the “Trustee”) and as collateral agent (as more fully defined in Section 1.01, the “Collateral Agent”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Issuer’s 12% Senior Secured Notes due 2020 (the “Securities”).

ARTICLE 1

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.01. Definitions

“ABL Collateral” means all or any of the following assets (other than the Intercompany Note) of any Credit Party (other than Ireland Newco) or any Subsidiary of any Credit Party : (a) cash and cash equivalents, (b) Accounts, (c) Inventory, (d) deposit accounts and securities accounts holding no assets other than cash, cash equivalents and security entitlements, (e) permits relating to the possession, marketing, sale or delivery for sale of any Inventory (but only to the extent granted under the Midcap Facility as of the date hereof) and (f) accessions and proceeds of the foregoing.

“ABL Facility” means an asset based revolving credit facility secured solely by Liens on ABL Collateral as permitted by clause (h) of the definition of Permitted Liens; provided that the Midcap Facility shall constitute an ABL Facility so long as (a) no “Term Loans” (as defined therein) remain outstanding and (b) the obligations of any Credit Party and the Subsidiaries of any Credit Party thereunder shall be secured solely by Liens on ABL Collateral as permitted by clause (h) of the definition of Permitted Liens.

“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

“Accounts” means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any Account, any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any Health-Care-Insurance Receivables, any Payment Intangibles and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, General Intangibles, rights, remedies, Supporting Obligations, Letter-of-Credit Rights and security interests in respect of the foregoing, all rights of enforcement and collection, and all books and records evidencing or related to the foregoing, (d) all information and data compiled or derived by any Credit Party or to which any Credit Party is entitled in respect of or related to the foregoing, and (e) all Proceeds of any of the foregoing. All capitalized terms used in this definition and not defined elsewhere herein, including the term “Account”, have the meanings assigned to them in the UCC.

“Acquisition Subsidiary” means any Subsidiary of a Credit Party that is formed for the purpose of consummating a Permitted Acquisition.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.  Solely for purposes of Section 4.07, 4.25 and 4.27, “control” when used with respect to any specified Person means the possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Anti-Terrorism Laws” means any laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Applicable Treasury Rate” for any redemption date means the interest rate (expressed as a semiannual decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined on the fourth Business Day prior to such redemption date to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Expected Maturity Date and trading in the public securities markets either (a) as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (i) one maturing as close as possible to, but earlier than, the Expected Maturity Date and (ii) the other maturing as close as possible to, but later than, the Expected Maturity Date, in each case as published in the most recent H.15 (519) or (b) if a weekly average yield to maturity for United States Treasury securities maturing on the Expected Maturity Date is reported in the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519).

“Asset Disposition” means any sale, lease, license, transfer, assignment or other consensual disposition of any asset by any Credit Party or any Subsidiary of any Credit Party.

“Bank Product Obligations” means obligations and liabilities in respect of agreements that provide for a bank or other financial institution to provide a Credit Party or any Subsidiary of any Credit Party with cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

“Blocked Person” means any Person:  (a) listed in the annex to, or otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Holder is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list or is named as a “listed person” or “listed entity” on other lists made under any Anti-Terrorism Law.

“Board of Directors” means the board of directors (or the equivalent body) of any Credit Party or a committee of such board duly authorized to act for it under this Indenture.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or the city in which the Corporate Trust Office is located.

“Call Spread Transactions” means (a) purchased capped call transactions and/or (b) purchased bond hedge transactions and issued warrant transactions, in each case, relating to the Common Stock and entered into substantially contemporaneously with the issuance of Permitted Debt of the Issuer that is convertible into Common Stock (or cash in lieu thereof), including upon the exercise of any over-allotment or underwriter's option related thereto.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that Person.

“Clearstream” means Clearstream Banking, société anonyme.

“Code” means the United States Internal Revenue Code of 1986, as amended, modified or supplemented from time to time, and any successor statute thereto.

“Collateral Agent” means U.S. Bank National Association in its capacity as “Collateral Agent” under this Indenture and under the Security Documents and any successor thereto in such capacity.

“Collateral Agreement” means the Mortgage Debenture dated August 19, 2014, between Ireland Newco and the Collateral Agent, as may be amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time.

“Commission” means the United States Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means the common stock of the Issuer, par value $0.01 per share.

“Confidentiality Agreement” means a confidentiality agreement substantially in the form attached to this Indenture as Exhibit C.

“Contingent Obligations” means, with respect to any Person, any direct or indirect liability of such Person:  (a) with respect to any Debt of another Person (a “Third Party Obligation”) if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (d) for any obligations of another Person pursuant to any guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person.  The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so guaranteed or otherwise supported.

“Controlled Group” means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Convertible Notes” means the Issuer’s 8.00% Convertible Senior Notes due 2019 (and the guarantees thereof by certain Subsidiaries of the Issuer).

“Core Product” means any Product that is not a Non-Core Product.  For the avoidance of doubt, the Capital Stock of any Person, the assets of which are comprised primarily of Core Products, shall constitute a Core Product for purposes hereof so long as 100% of the Capital Stock of such Person is owned, directly or indirectly, by any Credit Party.

“Corporate Trust Office” means the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.

“Credit Parties” means the Issuer and all Guarantors, collectively.

“Credit Party” means the Issuer or any Guarantor (other than Inversion Parent Company).

“Cypress” means Cypress Pharmaceuticals, Inc.

“Cypress Purchase Agreement” means that certain Securities Purchase Agreement dated as of November 13, 2012 among the Issuer, Cypress, all of the stockholders of Cypress and an individual acting as agent for such stockholders (as amended or otherwise modified as of December 31, 2012), as amended pursuant to the terms and conditions of the Settlement Agreement dated as of January 28, 2014 among the former shareholders of Cypress and the Issuer (the “Cypress Settlement”).

“Debt” of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, due more than 180 days after such property is acquired or such services are contemplated, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption other than at the sole option of such Person other than equity securities (1) held by current or former employees, consultants or directors of any Credit Party or any Subsidiary of any Credit Party and issued pursuant to an employee benefit plan of any Credit Party or any Subsidiary of any Credit Party and (2) of a Subsidiary of any Credit Party held by any other Credit Party, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, (h) solely for purposes of calculating the Total Leverage Ratio, “earnouts” and similar payment obligations (but only at such time and to the extent such obligation is required to be included as a liability on the balance sheet of such Person in accordance with GAAP of such Person arising out of purchase and sale contracts), (i) all Debt of others guaranteed by such Person and (j) off-balance sheet liabilities and/or Pension Plan or Multiemployer Plan liabilities of such Person.  Without duplication of any of the foregoing, Debt of Credit Parties shall include any and all obligations under this Indenture.  For the avoidance of doubt, Debt of any Credit Party and the Subsidiaries of any Credit Party (including any entity acquired in a Permitted Acquisition) under this Indenture that also constitutes a Contingent Obligation under this Indenture shall be treated solely as Debt under this Indenture.

“Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.

“Domestic Material Subsidiary” means any Subsidiary of the Issuer (i) that is organized under the laws of the United States, any state thereof or the District of Columbia; (ii) that is not a Subsidiary of a Foreign Subsidiary and (iii) whose total assets, as of the Issue Date, are greater than $100,000, or whose total revenues for the most recent 12 month period ending on the last day of the prior fiscal quarter exceed $100,000.

“Earnout/Escrow Payments” means the payments described in Section 1.4(c) of the Cypress Purchase Agreement.

“EBITDA” means, for the applicable Test Period, the sum of, without duplication, (a) net income (or loss) for such Test Period of the Credit Parties and their Subsidiaries, but excluding the income (or loss) of any Person (other than Subsidiaries of any Credit Party) in which any Credit Party or any of its Subsidiaries has an ownership interest unless received by such Credit Party or its Subsidiary in a cash distribution, (b) any provision for (or minus any benefit from) income or profit of the Credit Parties and their Subsidiaries, including foreign, federal, state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) deducted in the determination of net income for such Test Period, (c) interest expense, net of interest income, of the Credit Parties and their Subsidiaries deducted in the determination of net income for such Test Period, (d) amortization and depreciation and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of the Credit Parties and their Subsidiaries deducted in the determination of net income for such Test Period, (e) streamlining costs, exit or disposal costs and other restructuring charges, reserves or expenses, including severance costs and relocation costs, deducted in the determination of net income for such Test Period, (f) non-recurring product launch costs, litigation costs, remediation costs and transaction costs related to the offering of Securities deducted in the determination of net income for such Test Period, (g) any foreign currency translation or transaction losses of the Credit Parties and their Subsidiaries deducted in the determination of net income for such Test Period, (h) all deferred financing costs written off and premium paid or other expenses incurred directly in connection with any early extinguishment of Debt and any net gain (loss) from any write-off or forgiveness of Debt of the Credit Parties and their Subsidiaries deducted in the determination of net income for such Test Period, (i) costs and expenses of the Credit Parties and their Subsidiaries incurred in connection with any issuance of equity deducted in the determination of net income for such Test Period, (j) non-cash charges for (1) stock compensation expenses with respect to stock or stock options granted or issued by the Issuer deducted in the determination of net income for such Test Period and (2) an increase in basis of acquired inventory included in cost of goods sold, (k) losses (or minus gains) from Asset Dispositions included in the determination of net income for such Test Period (excluding sales, expenses or losses related to current assets), (l) any expense (or minus any income) relating to changes in fair value in the value of the Earnout/Escrow Payments, Milestone Payments and put option provided to the stockholders of Cypress in connection with the Cypress Purchase Agreement, in each case included in the determination of net income for such Test Period of the Credit Parties and their Subsidiaries, (m) any expense incurred or accrued in connection with the agreement reached between Cypress and the Attorney General of the State of Texas to settle all claims arising from certain actions by Cypress under the Texas Medicaid Fraud Prevention Act prior to its acquisition by the Issuer and (n) non-recurring expenses incurred in the consummation of Permitted Acquisitions and Permitted Asset Dispositions deducted in the determination of net income for such Test Period.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the United States Securities Exchange Act of 1934 and the rules and regulations of the Commission promulgated thereunder.

“Excluded ABL Assets” means any Credit Party’s right, title and interest in, to and under the following personal property, whether now owned or existing or hereafter acquired or arising and wherever located:  (a) all Inventory; (b) all Accounts arising from the sale of Inventory or the provision of services; (c) solely to the extent evidencing, governing or securing the obligations of Account Debtors in respect of the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments, (iv) Documents, (v) Payment Intangibles (including tax refunds), (vi) Supporting Obligations and (vii) collection accounts, deposit accounts and commodity accounts and any cash or other assets in any such accounts constituting Proceeds of clause (a) or (b); (d) all indebtedness that arises from cash advances to enable the obligor or obligors thereon to acquire Inventory; (e) all books and records related to the foregoing; and (f) all Products and Proceeds of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory or Accounts arising from the sale of Inventory of such Credit Party or the provision of services by such Credit Party.  All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the UCC.

“Excluded Asset Disposition” means the following Asset Dispositions: (a) dispositions of cash equivalents, (b) the sale, lease, license, transfer, assignment or other consensual disposition of property by a Credit Party or any non-Credit Party Subsidiary to any other Credit Party or by any non-Credit Party Subsidiary to any other non-Credit Party Subsidiary, (c) the issuance of Capital Stock by the Issuer, (d) the issuance of Capital Stock by any Subsidiary to a Credit Party or by any non-Credit Party Subsidiary to any non-Credit Party Subsidiary, (e) other than for the Notes Collateral, the abandonment or other disposition of Intellectual Property that is not material and is no longer used or useful in any material respect in the business of any Credit Party or any of its Subsidiaries, (f) grants in the Ordinary Course of Business by any Credit Party or any of their Subsidiaries of a non-exclusive license or sublicense of any Intellectual Property, (g) the leasing, occupancy agreements or sub-leasing of real property or equipment in the Ordinary Course of Business that would not interfere with the required use of such real property or equipment by any Credit Party or any of its Subsidiaries, (h) other than for the Notes Collateral, dispositions of furniture, fixtures and equipment in the Ordinary Course of Business for fair market value, (i) dispositions in connection with condemnation, expropriations, foreclosures or similar actions, (j) Permitted Liens and (k) the sale of Capital Stock of a Subsidiary (other than Ireland Newco) in connection with the creation of a Partnership.

“Expected Maturity Date” means February 1, 2018.

“Foreign Subsidiary” means any Subsidiary of the Issuer that is not organized under the laws of the United States, any state thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination. Except as otherwise expressly provided in this Indenture, all ratios and calculations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as defined herein. At any time after the Issue Date, the Issuer may elect to apply IFRS in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS; provided that any such election, once made, shall be irrevocable and that, upon first reporting its fiscal year results in IFRS it shall restate its financial statements on the basis of IFRS for the fiscal year ending immediately prior to the first fiscal year for which financial statements have been prepared on the basis of IFRS; and provided, further, that such election shall not have any effect on any prior actions taken, or omitted to be taken, by a Credit Party or the Subsidiaries of any Credit Party not in violation of this Indenture. The Issuer shall give written notice of any such election to the Holders and the Trustee.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided, however, that the term “guarantee” shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term “guarantee” used as a verb has a corresponding meaning.

“Guarantee” means the guarantee of the Securities by each Guarantor under this Indenture.

“Guarantor Change in Control” means the Issuer (or Inversion Parent Company after the consummation of a Permitted Asset Disposition of the type specified in clause (h) of the definition thereof) ceases to own, directly or indirectly, 100% of the Capital Stock of any of the Guarantors (other than Inversion Parent Company) (or such lesser percentage as may be owned by the Issuer as of the date of this Indenture).

“Guarantors” means (a) each of the Issuer’s Subsidiaries that has executed this Indenture as a “Guarantor” and (b) in the event that Inversion Parent Company becomes the owner of 100% of the Capital Stock of Ireland Newco following an Inversion Transaction, Inversion Parent Company, and their successors, in each case until released from its respective Guarantee pursuant to this Indenture.

“H.15 (519)” means the weekly statistical release entitled “Federal Reserve Statistical Release H.15 (519) Selected Interest Rates” or any successor publication, published by the Board of Governors of the Federal Reserve System.

“Holder”, “Holders”, “Holder of the Securities” or “Holders of the Securities” means the Person or Persons in whose name a Security or Securities are registered on the Registrar’s books.

“IFRS” means International Financial Reporting Standards issued by the International Accounting Standards Board, which are applicable to the circumstances as of the date of determination.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Intellectual Property” means, with respect to any Person, all patents, patent applications and like protections, including improvements, divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

“Intercompany Distribution Agreement” means the Product License and Distribution Agreement, dated as of August 19, 2014, between Ireland Newco and Pernix Therapeutics, LLC and any replacement or additional such agreement on substantially similar terms.

“Intercompany Note” means the Promissory Note dated August 19, 2014 from Ireland Newco to the Issuer.

“Intercompany Note Security Agreement” means the Collateral Agreement, dated as of August 19, 2014, between the Issuer, the Trustee and the Collateral Agent.

“Inventory” means “inventory” as defined in Article 9 of the UCC.

“Inversion Transaction” means any transaction in which 100% of the outstanding Common Equity of the Issuer is exchanged, whether by merger, reverse merger, share purchase, exchange or otherwise, for Common Equity of another Person (or such Common Equity and cash) that is not organized under the laws of the United States, any state thereof or the District of Columbia (the “Inversion Parent Company”) and, immediately after the completion of such transaction and any associated transactions, (a) holders of the Issuer’s Common Equity prior to such transaction own a majority of the outstanding Common Equity of the Inversion Parent Company and (b) the Inversion Parent Company directly or indirectly owns 100% of the outstanding Capital Stock of the Issuer; provided, that, at the time of completion of any such transaction, no Default or Event of Default has occurred and is continuing under this Indenture.

“Investment” means, as to any Person, any investment in any other Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise), making or holding Debt, securities, capital contributions, loans, time deposits, advances, guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or writeoffs with respect thereto.

“Ireland Newco” means Worrigan Limited, an Irish private limited liability company.

“IRS” means the U.S. Internal Revenue Service.

“Issue Date” means August 19, 2014.

“Issuer” has the meaning set forth in the preamble hereof but, for the avoidance of doubt, shall not include any of its Subsidiaries.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, in respect of such asset.  For the purposes of this Indenture, any Credit Party or any Subsidiary of any Credit Party shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

“Material Adverse Change” means any event, circumstance or change that would reasonably be expected to result, individually or in the aggregate, in a material adverse effect on (a) the enforceability of any of the Indenture and the Security Documents, (b) the business, property, results of operations, prospects or financial condition of the Credit Parties and the Subsidiaries of any Credit Parties, taken as a whole (including taking into account the regulatory and commercial status of Treximet), or (c) the rights or remedies of the Holders, the Trustee and the Collateral Agent under any of the Indenture and the Security Documents.

“Material Contract” means (a) the Asset Purchase and Sale Agreement dated as of May 13, 2014, by and among the Issuer (and any permitted assignees) and Glaxo Group Limited and certain Affiliates thereof, (b) all ancillary agreements entered into by the Issuer (and any permitted assignees) or Glaxo Group Limited (or any Affiliates thereof) in connection with the consummation of the transactions contemplated by such Asset Purchase and Sale Agreement, (c) the Supply Agreement dated as of May 13, 2014, between the Issuer (and any permitted assignees) and GlaxoSmithKline LLC, (d) the Product Development and Commercialization Agreement dated as of June 11, 2003, between Pozen and the Issuer (and any permitted assignees), as amended or supplemented from time to time (and any letter agreements or consent agreements related thereto), (e) the Intercompany Note, (f) any agreement between or among the Credit Parties related to Treximet or the Notes Collateral (including the Intercompany Distribution Agreement) and (g) any other contract or agreement material to Treximet (it being agreed that any such contract or agreement involving aggregate consideration payable to or by any Person of $1,000,000 or more in any year shall be deemed material). For the avoidance of doubt, the Convertible Notes and the indenture under which the Issuer issued the Convertible Notes shall not be deemed to be Material Contracts.

“Maturity Date” means August 1, 2020.

“Midcap Facility” means the Amended and Restated Credit Agreement dated as of May 8, 2013, among the Issuer, certain Subsidiaries of the Issuer, the lenders party thereto and MidCap Funding IV, LLC as agent, as amended by Amendment No. 1 thereto, dated as of February 21, 2014, as further amended by Amendment No. 2 thereto, dated as of April 23, 2014, as further amended by Amendment No. 3 thereto, dated as of August 18, 2014, and as may be further amended or restated from time to time.

“Milestone Payments” means the payments described in Section 1.4(d) of the Cypress Purchase Agreement.

“Minimum Liquidity” means, at any time, the sum of the Issuer’s unrestricted cash and cash equivalents (as determined under GAAP) and the amount available to be drawn by the Issuer under (a) the Midcap Facility or (b) if such facility has been terminated, any other revolving credit facility to which the Issuer is a party.

“Multiemployer Plan” means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which the Issuer or any Subsidiary or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

“Net Sales” means, with respect to Treximet, the gross amounts invoiced by the Issuer or its Affiliates from Third Party customers for sales of Treximet, less the following deductions (determined in accordance with GAAP) made by the Issuer or its Affiliates in accordance with its standard business practices as consistently applied to its other products:

(a) credited allowances to such Third Party customers for spoiled, damaged, rejected, recalled, outdated and returned Treximet products and for retroactive price reductions;

(b) the amounts of trade and cash discounts granted to Third Party customers, to the extent such trade and cash discounts are specifically allowed on account of the purchase of Treximet;

(c) sales taxes, excise taxes and import/export duties due or incurred in connection with the sales of Treximet to any Third Party;

(d) allowances, adjustments (including price protection adjustments, however characterized), reimbursements, discounts, chargebacks and rebates granted to Third Parties, including rebates given to health care organizations or other Third Parties who bought or pay for Treximet; and

(e) any amounts written off or specifically identified as uncollectible, in accordance with the Issuer’s accounting policies consistently applied, provided that such amounts do not exceed 2% of the total Treximet sales.

Notwithstanding the foregoing, if Treximet is sold together with other goods, with or without a separate price for Treximet, then the Net Sales applicable to the quantity of Treximet included in any such transaction will be deemed to be the average Net Sales for such quantity of Treximet for all transactions of Treximet (other than those described in the preceding clause) made during the last full calendar quarter prior to such transaction or during the current quarter if Treximet was not commercially available the last full calendar quarter.  “Net Sales” excludes any amounts invoiced or received in connection with any transfers of Treximet between the Issuer and its Affiliates.

“Non-Core Product” means any Product, except (a) Treximet, (b) Silenor and (c) any authorized generic of the foregoing.

“Notes Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents.  The Notes Collateral does not include the ABL Collateral (whether or not related to Treximet).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Debt; provided that Obligations with respect to the Securities shall not include fees or indemnifications in favor of the Trustee and other third parties other than the Holders of the Securities.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary of each Credit Party.

“Officer’s Certificate”, when used with respect to a Credit Party, means a certificate that is delivered to the Trustee and that is signed by an Officer of such Credit Party.  Each such certificate shall include the statements provided for in this Indenture if and to the extent required by the provisions hereof.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who is acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Ordinary Course of Business” means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices or a reasonable extension thereof.

“Pension Plan” means any ERISA plan that is subject to Section 412 of the Code or Title IV of ERISA.

“Permitted Acquisition” means the acquisition by any Credit Party or any Acquisition Subsidiary of all (but not less than all) of the equity of any Person (the “Target”) or any assets of a Person, (a) with the prior written approval of the Required Holders or (b) subject to the satisfaction of each of the following conditions:  (1) such Permitted Acquisition shall be consensual, and, with respect to any acquisition of all of the equity of the Target, shall have been approved by the Target’s board of directors (or comparable governing board) and shall be consummated in accordance with the terms of the agreements and documents related thereto, and in compliance with all applicable laws; (2) the business and assets acquired in such Permitted Acquisition shall be free and clear of all Liens (other than Permitted Liens); (3) at the time of such Permitted Acquisition and after giving effect thereto, no Default or Event of Default has occurred and is continuing; and (4) the business and assets acquired in such Permitted Acquisition shall be of the type engaged in or owned by the Credit Parties as of the date of this Indenture and any business or assets reasonably related thereto.

“Permitted Asset Dispositions” means the following Asset Dispositions, provided, however, that at the time of an Asset Disposition referred to in clauses (d), (f), (g) and (h), no Default or Event of Default exists or would result from such Asset Disposition:  (a) dispositions of inventory, products, services or insurance proceeds in the Ordinary Course of Business, (b) Excluded Asset Dispositions, (c) transfers of condemned real property as a result of the exercise of “eminent domain” or other similar policies to the respective Governmental Authority that has condemned the same (whether by deed in lieu of condemnation or otherwise), (d) dispositions of and the granting of any exclusive license related to Non-Core Products, (e) dispositions of accounts receivable in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements, (f) Permitted Distributions, (g) dispositions of and the granting of any exclusive license related to any other assets (other than those described in clauses (a) through (f) above and other than Notes Collateral (whether directly or indirectly)) for so long as the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $5,000,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year of the Issuer does not exceed $10,000,000 and (h) dispositions of 100% of the Capital Stock of Ireland Newco by the Issuer or any Subsidiary thereof to Inversion Parent Company in connection with an Inversion Transaction (whether by merger or otherwise); provided, however, that (i) the Guarantee of Ireland Newco continues to be in full force and effect pursuant to the terms of this Indenture, (ii) the Guarantee of Ireland Newco continues to be secured by a continuing first priority security interest in the Notes Collateral that it owns, subject to Treximet Permitted Liens, (iii) the obligations of Ireland Newco under this Indenture and the Security Documents continue to be in full force and effect, and (iv) Inversion Parent Company shall execute and deliver to the Trustee (A) a Security Document on substantially similar terms as the Share Charge providing for the pledge of 100% of the Capital Stock of Ireland Newco to the Collateral Agent, to be effective upon the completion of the Inversion Transaction, together with an Officer’s Certificate and an Opinion of Counsel to the Trustee to the effect that such Security Document has been duly authorized, executed and delivered by Inversion Parent Company and constitutes a valid and binding obligation of Inversion Parent Company, enforceable against Inversion Parent Company in accordance with its terms, and (B) a supplemental indenture substantially in the form of Exhibit B pursuant to which Inversion Parent Company shall guarantee the Issuer’s Obligations under the Securities and this Indenture (but limited in recourse only to the Capital Stock of Ireland Newco) together with an Officer’s Certificate and an Opinion of Counsel to the Trustee to the effect that such supplemental indenture has been duly authorized, executed and delivered by Inversion Parent Company and constitutes a valid and binding obligation of Inversion Parent Company, enforceable against Inversion Parent Company in accordance with its terms.

“Permitted Contest” means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Credit Party or any of the Subsidiaries of any Credit Party to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Credit Party; provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) the title to, and right to use, the applicable asset by any Credit Party or the Subsidiaries of any Credit Party are not adversely affected thereby; (c) the applicable asset or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by any Credit Party or any Subsidiaries of any Credit Party; and (d) upon a final, non-appealable determination of such contest, any Credit Party and the Subsidiaries of any Credit Party shall promptly comply with the requirements thereof.

“Permitted Contingent Obligations” means Contingent Obligations (a) arising in respect of the Debt under this Indenture; (b) resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) outstanding on the date of this Indenture and set forth on Schedule B (and including any refinancings, extensions or amendments to the indebtedness underlying such Contingent Obligations except to the extent any such refinancing, extension or amendment increases the amount of the Contingent Obligation relating thereto); (d) incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $2,000,000 in the aggregate at any time outstanding; (e) arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions of personal property assets permitted under Article 5; (f) existing or arising under any Swap Contract, so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, and provided that such obligations are (or were) entered into by a Credit Party in the Ordinary Course of Business for the purpose of mitigating risks associated with interest rates, commodity prices, currency, liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation; (g) that are Permitted Investments; (h) that constitute Permitted Debt or are with respect to indebtedness that constitutes Permitted Debt; and (i) not permitted by clauses (a) through (h) above, not to exceed $1,000,000 in the aggregate at any time outstanding.

“Permitted Debt” means:  (a) the Credit Parties’ Debt to each Holder under this Indenture; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not constituting Debt incurred in connection with a Permitted Acquisition, mortgage financings and capital leases not to exceed $5,000,000 outstanding at any time (whether in the form of a loan or a lease) used solely to acquire equipment or other assets used in the Ordinary Course of Business and secured only by such equipment or other assets; (d) Debt set forth on Schedule C (including any refinancings, extensions, or amendments to such Debt except to the extent any such refinancing, extension or amendment increases the principal amount thereof or changes the priority of payment of such indebtedness vis-a-vis other indebtedness); (e) Debt under any ABL Facility; (f) the Convertible Notes; (g) trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business; (h) Debt, if any, arising under Swap Contracts; (i) intercompany Debt arising from loans made by (1) any Credit Party or any Subsidiary of any Credit Party to any Subsidiary of any Credit Party to fund working capital requirements of such Subsidiary in the Ordinary Course of Business, provided that the Debt owing by any Subsidiary that is not a Credit Party shall not exceed $1,000,000 in the aggregate at any time outstanding, (2) any Subsidiary to another Credit Party and (3) the Issuer to Ireland Newco pursuant to the Intercompany Note; (j) Debt in respect of bid, performance and surety bonds, including guarantees or obligations of the Credit Parties with respect to letters of credit supporting such bid, performance and surety bonds or other forms of credit enhancement supporting performance obligations under services contracts, workers’ compensation claims, self-insurance obligations, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance, in each case incurred in the Ordinary Course of Business; (k) unsecured Debt arising from agreements to provide for indemnification, adjustment of purchase price, or other similar obligations, in each case, incurred in connection with a Permitted Asset Disposition subject to the limits set forth in the definition thereof; (l) Debt of a Person that becomes a Subsidiary or Debt attaching to assets that are acquired by an Acquisition Subsidiary, in each case after the Issue Date and as the result of a Permitted Acquisition, provided, that (1) such Debt existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof, (2) such Debt is not guaranteed in any respect by any Credit Party (other than the Acquisition Subsidiary and the Target and any of its Subsidiaries) and (3) such acquisition was permitted by the terms of this Indenture; (m) unsecured Debt arising from agreements to provide for indemnification, adjustment of purchase price, earn-outs or other similar obligations, in each case, incurred in connection with a Permitted Acquisition permitted under this Indenture and subject to the limits set forth in the definition of “Permitted Acquisition”; (n) unsecured Debt arising from agreements to provide for milestone or royalty payments, to the extent such obligations are considered Debt under GAAP, incurred in connection with a Permitted Acquisition and subject to the limits set forth in the definition of “Permitted Acquisition”; (o) Debt incurred in connection with a Permitted Acquisition (including any additional Debt incurred to pay fees and expenses in connection therewith); (p) Debt, the proceeds of which are used to refinance all or part of the Securities (and to pay premiums, fees and expenses in connection therewith), provided that, if all of the Securities are not refinanced, (1) the aggregate principal amount of such Debt shall not exceed the aggregate principal amount of the Securities refinanced (and such premiums, fees and expenses), (2) such Debt is not guaranteed by any Subsidiary or other Affiliate of the Issuer that is not a Credit Party, (3) such Debt is not secured by a Lien unless such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property) in respect of the Securities and the Collateral Agent enters into an intercreditor arrangement with the holders of such Debt (or their agent) based on the direction of the Required Holders and (4) such Debt has a maturity date at least 90 days later than the Maturity Date, and a weighted average life to maturity equal to or greater than that of the Securities; (q) Permitted Investments that constitute Debt; (r) Bank Product Obligations incurred in the Ordinary Course of Business; (s) Debt incurred by any non-Credit Party  to fund the working capital needs and general corporate purposes of such non-Credit Party so long as such Debt is not guaranteed in any respect by a Credit Party; provided that such Debt shall not be provided by any Credit Party or any of the Subsidiaries of any Credit Party; (t) Debt (including any guarantees by any Subsidiary of the Issuer), the proceeds of which (whether in cash or such debt) are used to refinance and retire all or part of the Convertible Notes (and to pay premiums, fees and expenses in connection therewith); provided that, (1) the aggregate principal amount of such Debt shall not exceed the aggregate principal amount of the Convertible Notes refinanced (and such premiums, fees and expenses) plus a negotiated amount between the Issuer and the holders of the Convertible Notes to effectively reflect the current value of the Convertible Notes, (2) such Debt (including any such guarantee) is not secured by a Lien and (3) such Debt has a stated maturity that is not earlier than the stated maturity of the Convertible Notes refinanced; and (u) Debt incurred if at the time of incurrence of such Debt, on a Pro Forma Basis, the Total Leverage Ratio does not exceed 4.50:1.00.

“Permitted Distributions” means the following Restricted Distributions:  (a) dividends or distributions by any non-Credit Party Subsidiary to another non-Credit Party Subsidiary or a Credit Party; (b) dividends or distributions by any Subsidiary of a Credit Party to a Credit Party; (c) dividends or distributions by any Credit Party to another Credit Party; (d) Permitted Asset Dispositions; (e) dividends payable solely in common stock; (f) repurchases of stock of former employees, directors or consultants pursuant to stock purchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided, however, that such repurchase does not exceed $1,000,000 in the aggregate per fiscal year of the Issuer, and provided further that the Issuer may carry over and make in subsequent fiscal years, in addition to the amounts permitted for such fiscal year, up to $1,000,000 of unutilized capacity under this clause (f) from any prior fiscal year; (g) payments (whether in cash or shares of Capital Stock) on or in respect of the Convertible Notes or any other Debt of the Issuer convertible into Common Stock (or cash in lieu thereof); and (h) a net cash payment not to exceed $15,000,000 in connection with the entry into one or more Call Spread Transactions (calculated, for the avoidance of doubt, after giving effect to any proceeds of warrants to be issued as a component of such Call Spread Transactions).

“Permitted Investments” means: (a) Investments set forth on Schedule D; (b) (i) cash and cash equivalents, and (ii) any similar short term Investments permitted by the investment policies of any Credit Party or the Subsidiaries of any Credit Party existing on the date of this Indenture and, as amended from time to time, provided, however, that such amendment thereto has been approved by the Required Holders (such approval not to be unreasonably withheld, conditioned or delayed); (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of any Credit Party or the Subsidiaries of any Credit Party pursuant to employee stock purchase plans or agreements approved by such Credit Party’s Board of Directors (or other governing body), but the aggregate of all such loans outstanding may not exceed $500,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extension to, customers and suppliers who are not Affiliates, in the Ordinary Course of Business, provided, however, that this clause (f) shall not apply to Investments of any Credit Party in any Subsidiary of any Credit Party; (g) Investments owned or held by any Person that is acquired in accordance with the provisions of this Indenture, provided that such Investments were not acquired in contemplation of the acquisition of such Person; (h) Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such Account Debtors; (i) Investments by any Credit Party in another Credit Party and by any non-Credit Party in any other non-Credit Party or Credit Party; (j) Investments by any Credit Party in an Acquisition Subsidiary; (k) other Investments in an amount not exceeding $10,000,000 in the aggregate (with the fair market value of such Investments being measured at the time made without giving effect to subsequent changes in value); (l) guarantees that constitute Permitted Debt; (m) intercompany loans, the borrowing of which constitutes Permitted Debt; and (n) Call Spread Transactions.

“Permitted Liens” means:  (a) deposits or pledges of cash to secure obligations under workmen’s compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to any Credit Party’s or its Subsidiary’s employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier’s, warehousemen’s, mechanic’s, workmen’s, materialmen’s or other like Liens arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject of a Permitted Contest; (f) judgment Liens that do not constitute an Event of Default under this Indenture; (g) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially affect the value or marketability of the applicable asset, materially impair the use or operation of the applicable asset for the use currently being made thereof or materially impair the Credit Parties’ ability to pay the obligations under this Indenture in a timely manner or materially impair the use of the applicable asset or the ordinary conduct of the business of any Credit Party or any Subsidiary of any Credit Party; (h) Liens on the ABL Collateral; (i) any Lien on any equipment or other assets securing Debt permitted under clause (c) of the definition of Permitted Debt, provided, however, that such Lien attaches concurrently with or within one hundred twenty (120) days after the acquisition thereof; (j) precautionary UCC-1 financing statement filings that are filed by lessors with respect to operating leases entered into by the Credit Parties in the Ordinary Course of Business; (k) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection; (l) Liens in favor of customs and revenue authorities arising as a matter of law to secure custom duties which are not past due in connection with the importation of goods by the Credit Parties or their Subsidiaries in the Ordinary Course of Business; (m) receipt of deposits and advances from customers in the Ordinary Course of Business which may create an interest in the Inventory to be sold to such customers, but which do not constitute contractual Liens granted by a Credit Party or any Subsidiary of a Credit Party; (n) Liens on any property or assets (other than Notes Collateral), or Capital Stock or other equity, of the Target, any Acquisition Subsidiary or any of the Target’s Subsidiaries in connection with Debt incurred in connection with a Permitted Acquisition, so long as such Liens do not apply to any other assets of any Credit Party; (o) Liens securing any Debt referred to in clause (l) of the definition of Permitted Debt; (p) Liens securing Bank Product Obligations and Swap Contracts permitted to be incurred under this Indenture; (q) Liens on assets and property of non-Credit Parties securing any Debt referred to in clause (s) of the definition of Permitted Debt; (r) any Lien permitted under clause (p)(3) of the definition of Permitted Debt; and (s) Liens created in favor of the Trustee and the Collateral Agent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Pozen” means POZEN Inc., a Delaware corporation, and its successors or assigns.

“Pro Forma Basis” means, for any Test Period, for purposes of computing the Total Leverage Ratio, that pro forma effect shall be given to any Debt issued, incurred or assumed (and the application of the net proceeds therefrom), as if each such issuance, incurrence or assumption (and the application of the net proceeds therefrom) occurred on the first day of the applicable Test Period.

“Product” means any product manufactured, sold, developed, tested or marketed by any Credit Party.  For the avoidance of doubt, for purposes of the definition of “Non-Core Product”, reference to a Product is a collective reference to all products with the same brand name and authorized generics thereof.

“Representative” means the trustee(s), agent(s) or representative(s) (if any) for an issue of Debt; provided that if, and for so long as, such Debt lacks such a Representative, then the Representative for such Debt shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Debt.

“Required Holders” means Holders of a majority of the aggregate principal amount of the Securities then outstanding.

“Restricted Distribution” means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any Capital Stock in such Person (except those payable solely in its Capital Stock of the same class), (b) any payment by such Person on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any Capital Stock in such Person or any claim respecting the purchase or sale of any Capital Stock in such Person, or (ii) any option, warrant or other right to acquire any Capital Stock in such Person, (c) any management fees, salaries or other fees or compensation to any Person holding any Capital Stock in a Credit Party or a Subsidiary or an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party (in each case, other than (A) payments of salaries and customary bonuses to individuals, (B) directors fees and (C) advances and reimbursements to employees or directors, all in the Ordinary Course of Business), (d) any lease or rental payments to an Affiliate or a Subsidiary of a Credit Party, or (e) repayments of or debt service on loans or other indebtedness (other than “earnouts” and similar payment obligations) held by any Person holding any Capital Stock in a Credit Party or a Subsidiary of a Credit Party, an Affiliate of a Credit Party or an Affiliate of any Subsidiary of a Credit Party (other than in respect of any Permitted Debt including the Securities).  For purposes of this definition, “Affiliate” shall not include Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP.

“Securities Act” means the United States Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Security Documents” means the Collateral Agreement, the Share Charge, the Intercompany Note Security Agreement and the other security agreements, pledge agreements, mortgages, collateral assignments and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating, perfecting or otherwise evidencing the security interests in the Notes Collateral as contemplated by this Indenture.

“Share Charge” means the Deed and Charge Over Shares dated August 19, 2014 from the Issuer to the Collateral Agent.

“Significant Subsidiary” means a Subsidiary of the Issuer or any other Credit Party that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act (but substituting “20 percent” for “10 percent” in each of clauses (1), (2) and (3) thereof); provided that, in the case of a Subsidiary that meets the criteria of clause (3) of such definition of “Significant Subsidiary” but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $3,000,000.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.  Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of the Issuer.

“Swap Contract” means any “swap agreement”, as defined in Section 101 of the Bankruptcy Code, that is intended to provide protection against fluctuations in interest, commodity prices or currency exchange rates (except Call Spread Transactions).

“Test Period” means, at any time, the four consecutive fiscal quarters of each of the Credit Parties then last ended prior to such time.

“Third Party” means any entity other than Pozen or the Issuer or an Affiliate of either of them.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “TIA” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Total Leverage Ratio” means, at any date, the ratio of (a) total Debt of each of the Credit Parties and each of their Subsidiaries (determined on a consolidated basis in accordance with GAAP provided that any Credit Party (or any Subsidiary of any such Credit Party) that is not part of the consolidated group at such date shall be deemed to be part of such consolidated group for this purpose) to (b) EBITDA for the most recent Test Period.

“Treximet” means the pharmaceutical product containing sumatriptan and naproxen sodium and currently marketed under the Treximet® trademark.

“Treximet Assets” means, with respect to any Credit Party, its right, title and interest in, to and under all personal property  consisting of, relating to, or developed or used in connection with Treximet, whether now owned or existing or hereafter acquired or arising and wherever located, including the following: (a) Accounts; (b) Chattel Paper; (c) Documents; (d) General Intangibles, including all rights under and arising out of the Treximet Contracts; (e) Goods; (f) Instruments; (g) insurance; (h) intellectual property; (i) Letter of Credit Rights; (j) Commercial Tort Claims; (k) all cash and cash equivalents; (l) Investment Property; (m) to the extent not otherwise included above, all other personal property of any kind and Supporting Obligations relating to any of the foregoing; and (n) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing; provided, as of any date of determination, the term “Treximet Assets” shall not include any asset that is an Excluded ABL Asset as of such date.  All capitalized terms used in this definition and not defined elsewhere herein have the meanings assigned to them in the UCC.

“Treximet Contracts” means (i) the Asset Purchase and Sale Agreement dated as of May 13, 2014 by and among the Issuer (and any permitted assignees) and Glaxo Group Limited (and certain Affiliates thereof), (ii) the Product Development and Commercialization Agreement dated as of June 11, 2003 between Pozen and the Issuer (and any permitted assignees), as amended or supplemented from time to time (and any letter agreements or consent agreements related thereto), (iii) the Supply Agreement dated as of May 13, 2014 between the Issuer (and any permitted assignees) and GlaxoSmithKline LLC, and (iv) each amendment, modification or restatement thereof or substitute agreement for any such agreement specified in clause (i), (ii) or (iii).

“Treximet Party” means the Issuer, Ireland Newco and, following the Inversion Transaction, Inversion Parent Company.

“Treximet Permitted Liens” means Permitted Liens other than those set forth in clauses (h), (m), (n), (o), (p) and (q) of the definition thereof.

“Trust Officer” means any officer:

(1)           within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee to whom any corporate trust matter relating to this Indenture is referred because of such Person’s knowledge of and familiarity with the particular subject, and

(2)           who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means such successor.

“UCC” means the New York Uniform Commercial Code as in effect from time to time.

“U.S. Government Obligations” means securities that are:

(1)           direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)           obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%”.

SECTION 1.02. Other Definitions

Term	Location

“bankruptcy provisions”	6.01(h)
“Base Currency”	12.14(b)(i)(A)
“Change in Control Repurchase Price”	4.08(a)
“Change of Control”	4.08(a)
“Change of Control Offer”	4.08(b)
“Confidential Parties”	7.11
“covenant defeasance”	8.01(e)
“cross-acceleration provision”	6.01(e)
“Cypress Settlement”	1.01 – Definition of Cypress Purchase Agreement
“defeasance trust”	8.02(a)(i)
“Definitive Security”	Appendix A
“Depository”	Appendix A
“Event of Default”	6.01

Term	Location

“Global Security”	Appendix A
“Guaranteed Obligations”	10.01(b)
“Inversion Parent Company”	1.01 – Definition of Inversion Transaction
“Judgment Currency”	12.14(b)(i)(A)
“judgment default provision”	6.01(f)
“legal defeasance”	8.01(e)
“other covenants provision”	6.01(d)
“Partnership”	4.06
“Paying Agent”	2.04(a)
“Payment Date”	Exhibit A
“protected purchaser”	2.08
“rate(s) of exchange”	12.14(d)
“QIB”	Appendix A
“Record Date”	Exhibit A
“Registrar”	2.04(a)
“Rule 144A”	Appendix A
“Securities”	Preamble
“Securities Custodian”	Appendix A
“security default provisions”	6.01(k)
“Target”	1.01 – Definition of Permitted Acquisition
“Third Party Obligation”	1.01 – Definition of Contingent Obligations

SECTION 1.03. Rules of Construction

.  Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as defined herein;

(c) “or” is not exclusive;

(d) “including” means including without limitation;

(e) words in the singular include the plural and words in the plural include the singular;

(f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP as defined herein; and

(g) “$” and “U.S. Dollars” each refers to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE 2

THE SECURITIES

SECTION 2.01. Amount of Securities.  The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $220,000,000.

The Securities shall be treated as a single class for all purposes under this Indenture, including directions provided to the Trustee pursuant to Section 6.05, waivers, amendments, redemptions and offers to purchase, and shall rank on a parity basis in right of payment and security.

SECTION 2.02. Form and Dating.  Provisions relating to the Securities are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture.  The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer).  Each Security shall be dated the date of its authentication.  The Securities shall be issuable only in registered form without interest coupons and in minimum denominations of $250,000 and any integral multiples of $1,000 in excess thereof.

SECTION 2.03. Execution and Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer Securities for original issue on the date hereof in an aggregate principal amount of $220,000,000.  Such order shall specify the amount of the Securities to be authenticated, the form in which the Securities are to be authenticated and the date on which the original issue of Securities is to be authenticated.

One Officer shall sign the Securities for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security.  The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Securities.  Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

SECTION 2.04. Registrar and Paying Agent.  (a) The Issuer shall maintain (i) an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and (ii) an office or agency where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Issuer may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrars.  The term “Paying Agent” includes the Paying Agent and any additional paying agents.  The Issuer initially appoints the Trustee as Registrar, Paying Agent and the Securities Custodian with respect to the Global Securities and as Registrar and Paying Agent with respect to the Definitive Securities.

(b) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such agent.  The Issuer shall notify the Trustee of the name and address of any such agent.  If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06.  The Issuer or any of its domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

(c) The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.  The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

SECTION 2.05. Paying Agent to Hold Money in Trust.  Prior to each due date of the principal of and interest on any Security, the Issuer shall deposit with each Paying Agent (or if the Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due.  The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.  If the Issuer or a Wholly Owned Subsidiary of the Issuer acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it in trust for the benefit of the Persons entitled thereto.  Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee will serve as Paying Agent if not otherwise so acting.  The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Holder Lists.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders.  If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.  The Issuer shall also maintain a copy of such list of the names and addresses of Holders at its registered office.

SECTION 2.07. Transfer and Exchange.  The Securities shall be issued in registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with Appendix A.  When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met.  When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.  To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar’s request.  No service charge will be made for any registration of transfer or exchange of the Securities, but the Issuer may require payment from the Holder of a sum sufficient to pay all taxes (including transfer taxes), assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents.  The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or of any Securities for a period of 15 days before a selection of Securities to be redeemed.

Prior to the due presentation for registration of transfer of any Security, the Issuer, the Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

SECTION 2.08. Replacement Securities.  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the UCC are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the UCC (a “protected purchaser”) and (c) satisfies any other reasonable requirements of the Trustee.  If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, each Guarantor, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced.  The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security (including attorneys’ fees and disbursements in replacing such Security).  In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.09. Outstanding Securities.  Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.09 as not outstanding.  Subject to Section 12.04, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.08 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.  A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.08.

If a Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10. Temporary Securities.  In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities.  Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.  Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as Definitive Securities under this Indenture.

SECTION 2.11. Cancellation.  The Issuer at any time may deliver Securities to the Trustee for cancellation.  The Registrar and each Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Securities in accordance with its customary procedures.  Certification of the destruction of all cancelled Securities shall be delivered to the Issuer.  The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.  The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.12. Defaulted Interest.  If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest then borne by the Securities (plus interest on such defaulted interest to the extent lawful) in any lawful manner.  The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  The Issuer shall fix or cause to be fixed any such special record date and payment date and shall promptly provide or cause to be provided to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.  The special record date for the payment of such defaulted interest shall not be more than 15 days and shall not be less than 10 days prior to the proposed payment date and shall not be less than 10 days after the receipt by the Trustee of the notice of the proposed payment.

SECTION 2.13. CUSIP Numbers, ISINs, etc.  The Issuer in issuing the Securities may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use) and, if so, the Trustee shall use CUSIP numbers, ISINs and “Common Code” numbers in notices (including notices of redemption) as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Securities or as contained in any notice that reliance may be placed only on the other identification numbers printed on the Securities and that any such notice shall not be affected by any defect in or omission of such numbers.  The Issuer shall advise the Trustee of any change in the CUSIP numbers, ISINs and “Common Code” numbers.

SECTION 2.14. Calculation of Principal Amount of Securities.  The aggregate principal amount of the Securities, at any date of determination, shall be the principal amount of the Securities at such date of determination.  With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Securities, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Securities, the Holders of which have so consented, waived, approved or taken other action by (b) the aggregate principal amount, as of such date of determination, of the Securities then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 of this Indenture and Section 12.04 of this Indenture.  Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officer’s Certificate.  The Issuer and the Trustee agree that any action of the Holders may be evidenced by the Depository’s applicable procedures or by such other procedures as the Issuer and Trustee may agree.

SECTION 2.15. Statement to Holders.  After the end of each calendar year but not later than the latest date permitted by applicable law, the Trustee shall (or shall instruct any Paying Agent to) furnish to each Person who at any time during such calendar year was a Holder a statement (for example, a Form 1099 or any other means required by applicable law) prepared by the Trustee containing the interest paid with respect to the Securities for such calendar year or, in the event such Person was a Holder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to the Trustee and that a Holder shall reasonably request as necessary for the purpose of such Holder’s preparation of its U.S. federal income or other tax returns.  So long as any of the Securities are registered in the name of the Depository, such report and such other items will be prepared on the basis of such information supplied to the Trustee by the Depository and members of, or direct or indirect participants in, the Depository and will be delivered by the Trustee to the Depository and by the Depository to the applicable beneficial holders of Securities in the manner described above.  In the event that any such information has been provided by any Paying Agent directly to such Person through other tax-related reports or otherwise, the Trustee in its capacity as Paying Agent shall not be obligated to comply with such request for information.

ARTICLE 3

REDEMPTION

SECTION 3.01. Redemption.  The Issuer may redeem the Securities at its option, in whole at any time or in part from time to time, on any Business Day, on not less than 30 days’ nor more than 60 days’ prior notice provided to each Holder’s registered address, at the redemption prices set forth in Paragraph 5 of the form of Security set forth in Exhibit A hereto, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

SECTION 3.02. Applicability of Article.  Redemption of Securities at the election of the Issuer or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.

SECTION 3.03. Notices to Trustee.  If the Issuer elects to redeem Securities pursuant to the optional redemption provisions of Paragraph 5 of the Security, it shall notify the Trustee and the Holders in writing of (i) the Section of this Indenture and the Paragraph of the Security (if any) pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Securities to be redeemed and (iv) the redemption price.

The Issuer shall provide notice to the Trustee provided for in this Section 3.03 at least 30 days but not more than 60 days before a redemption date if the redemption is pursuant to Paragraph 5 of the Security, unless a shorter period is acceptable to the Trustee.  Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.  If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee.  Any such notice may be canceled at any time prior to notice of such redemption being provided to any Holder and shall thereby be void and of no effect.

SECTION 3.04. Selection of Securities to Be Redeemed.  In the case of any partial redemption, and if the Securities are Global Securities held by the Depository, the Depository will select the Securities to be redeemed in accordance with its operational arrangements.  If the Securities are not Global Securities held by the Depository, selection of the Securities for redemption will be made by the Trustee on a pro rata basis to the extent practicable or such other method the Trustee deems fair and appropriate; provided, that no Securities of $1,000 or less shall be redeemed in part.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000.  Securities and portions of them the Trustee selects shall be in amounts of $1,000 or any multiple in excess thereof.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

SECTION 3.05. Notice of Optional Redemption.  (a)  At least 30 days but not more than 60 days before a redemption date pursuant to Paragraph 5 of the Security, the Issuer shall provide a notice of redemption to each Holder whose Securities are to be redeemed.

Any such notice shall identify the Securities to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price (or manner of calculation thereof if not then known) and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued interest;

(v) that all outstanding Securities are to be redeemed or, if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

(vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Securities being redeemed;

(viii) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Securities; and

(ix) such other matters as the Issuer deems desirable or appropriate.

Notice of any redemption may, at the Issuer’s direction, be subject to one or more conditions precedent, including the receipt by the Trustee, on or prior to the redemption date, of money sufficient to pay the principal of, and premium, if any, and interest on, the Securities being redeemed.

(b) At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense.  In such event, the Issuer shall provide the Trustee with the information required by this Section 3.05 at least five Business Days (unless the Trustee consents to a shorter period) prior to the date such notice is to be provided to Holders and such notice may not be canceled but may be subject to such conditions precedent as shall be set forth in such notice.

SECTION 3.06. Effect of Notice of Redemption.  Once notice of redemption is provided in accordance with Section 3.05, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, subject to the satisfaction or waiver of any conditions precedent in the notice of redemption.  Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a Record Date and on or prior to the related Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on such Record Date.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.07. Deposit of Redemption Price.  With respect to any Securities, prior to 10:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation.  On and after any redemption date, interest will cease to accrue on Securities or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and premium, if any, on, the Securities to be redeemed; provided, that the Issuer has provided an Officer’s Certificate to the Trustee stating that all conditions precedent (if any) to which such redemption has been made subject have been satisfied.

SECTION 3.08. Securities Redeemed in Part.  Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE 4

COVENANTS

SECTION 4.01. Payment of Securities.  (a) The Issuer shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  An installment of principal or interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 12:00 noon Eastern time money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

(b)           On each Payment Date, commencing August 1, 2015, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay an installment of principal of the Securities in an amount equal to 50% of Net Sales for the two consecutive fiscal quarters of the Issuer ended prior to such Payment Date (less the amount of interest paid on the Securities on such Payment Date).

(c) The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate borne by the Securities to the extent lawful.

SECTION 4.02. Reports and Other Information.

(a) Reports.  The Issuer shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any documents or reports that the Issuer is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding, for the avoidance of doubt, any such documents or reports (or portions thereof) that are subject to confidential treatment and any correspondence with the Commission) (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  Any such document or report that the Issuer files with the Commission via the Commission’s EDGAR system (or its successor) shall be deemed to be filed with the Trustee for purposes of this requirement at the time such document or report is filed via the EDGAR system (or its successor); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such documents or reports have been filed via the EDGAR system (or its successor).

(b) Compliance with Indenture.  The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer (beginning with the fiscal year ending on December 31, 2014) an Officer’s Certificate stating whether the signer thereof has knowledge of any failure by the Issuer to comply with all conditions and covenants then required to be performed under this Indenture and, if so, specifying each such failure and the nature thereof.  The Officer giving an Officer’s Certificate under this section shall be the principal executive, financial or accounting officer of the Issuer.

(c) Information During Event of Default.  The Issuer shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Issuer is taking or proposing to take in respect thereof, unless such Event of Default or Default shall have been cured or waived before the delivery of such Officer’s Certificate.

(d) Rule 144A Information.  At any time the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer shall, so long as any of the Securities outstanding shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A.  The Issuer shall take such further action as any Holder or beneficial owner of such Securities may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Securities in accordance with Rule 144A, as such rule may be amended from time to time.

(e) Net Sales Reports.  (i) The Issuer shall deliver to the Trustee two Business Days prior to each Payment Date, commencing with respect to the August 1, 2015 Payment Date, an Officer’s Certificate setting forth Net Sales for the two consecutive fiscal quarters of the Issuer ended prior to such Payment Date and the related calculation of principal of the Securities that is payable by the Issuer on such Payment Date pursuant to the terms of the Securities and this Indenture.

(ii) The Issuer shall deliver to the Trustee on each May 1 and December 1 of each year, commencing December 1, 2014, an Officer’s Certificate setting forth Net Sales for the immediately preceding fiscal quarter ended prior to such date; provided, however, that the Issuer will not be required to deliver such Officer’s Certificate if the applicable Net Sales information is otherwise publicly available and shall only provide notice to the Trustee stating where the Net Sales information is publicly available; and provided, further, that the Trustee shall have no duty to verify that the Net Sales information is publicly available.

(f) Communication of Information.  (i) The Issuer shall make available to the Holders (and holders of beneficial interests in the Securities) or prospective Holders of the Securities at the written request of such Holder or prospective Holder, who shall have executed and delivered a Confidentiality Agreement in accordance with the terms of this Indenture (but only to the extent such Holders or prospective Holders would like to receive confidential information with respect to the Issuer, the Guarantors, the Securities or the Notes Collateral), the information required to be delivered under this Section 4.02.  The Issuer shall be deemed to have complied with its obligations in the immediately prior sentence by posting such information on IntraLinks or another similar electronic system, and, if it elects to utilize such electronic system, the Issuer shall administer and maintain IntraLinks or such other similar electronic system for the Holders (and Holders of beneficial interests in the Securities).  Access by a Holder (or Holder of beneficial interests in the Securities) or prospective Holder of the Securities to IntraLinks or such other similar electronic system shall be subject to the condition that such Holder (or such holder of beneficial interests in the Securities) or prospective Holder of the Securities shall have executed and delivered a Confidentiality Agreement in accordance with the terms of this Indenture (but only to the extent such Holders or prospective Holders would like to receive confidential information with respect to the Issuer, the Guarantors, the Securities or the Notes Collateral).  Once posted, the Issuer shall maintain all such information posted on IntraLinks or such other similar electronic system for as long as the Securities are outstanding.

(ii) Delivery of the reports and documents described in clauses (a), (d) and (e) above to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate). Neither the Issuer nor the Guarantors shall be obligated to deliver any reports or other information to any Holder (or any holder of beneficial interests in the Securities) or prospective Holder of the Securities who has not executed a Confidentiality Agreement in accordance with the terms of this Indenture (but only to the extent such Holders or prospective Holders would like to receive confidential information with respect to the Issuer, the Guarantors, the Securities or the Notes Collateral).

SECTION 4.03. Limitation on Incurrence of Debt and Contingent Obligations. Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create, incur, assume, guarantee or otherwise become or remain liable with respect to, any Debt, except for Permitted Debt.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

SECTION 4.04. Restricted Distributions.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, declare, order, pay, make or set apart any sum for any Restricted Distribution, except for Permitted Distributions.

SECTION 4.05. Restrictive Agreements.  Except as provided in the following sentence, each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind in any case on the ability of any Subsidiary of any Credit Party to: (A) pay or make Restricted Distributions to any Credit Party; (B) pay any Debt owed to any Credit Party; (C) make loans or advances to any Credit Party; or (D) transfer any of its property or assets to any Credit Party.  Notwithstanding the immediately prior sentence, each Credit Party and each of the Credit Parties’ Subsidiaries may create, cause or suffer to exist or become effective any such consensual encumbrance or restriction provided by (a) this Indenture and the indenture governing the Convertible Notes, (b) any agreement entered into to refinance all or any part of the Securities (but only to the extent the consensual encumbrances or restrictions contained therein that limit the actions described in (A) – (D) above are no more restrictive with respect to such actions than this Indenture if less than all of the Securities will be refinanced), (c) any agreement entered into in connection with an ABL Facility (but only to the extent the consensual encumbrances or restrictions contained therein that limit the actions described in (A) – (D) above are no more restrictive with respect to such actions than the Midcap Facility), (d) any instrument governing Debt or Capital Stock of a Person acquired by any Credit Party or any of the Credit Parties’ Subsidiaries as in effect at the time of (and not in anticipation of) such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and/or any of its Subsidiaries, or the property or assets of the Person and/or any of its Subsidiaries, so acquired, (e) any instrument governing Debt incurred in connection with a Permitted Acquisition, (f)(i) customary non-assignment and similar provisions in contracts, leases and licenses entered into in the Ordinary Course of Business, (ii) net worth provisions in leases and other agreements and (iii) provisions restricting cash or other deposits in agreements entered into by each Credit Party or any Subsidiary of such Credit Party in the Ordinary Course of Business, (g) mortgage financings, purchase money obligations and Capital Lease Obligations that impose restrictions on the property owned or leased, (h) any agreement for the sale or other disposition permitted by this Indenture of the Capital Stock or all or substantially all of the property and assets of a Subsidiary of any Credit Party that restricts distributions by that Subsidiary pending its sale or other disposition, (i) Permitted Liens, (j) restrictions on cash or other deposits or net worth imposed by customers or suppliers or required by insurance, surety or bonding companies, in each case, under contracts entered into in the Ordinary Course of Business, (k) customary encumbrances or restrictions contained in agreements in connection with Swap Contracts or Bank Product Obligations permitted under this Indenture, (l) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the Ordinary Course of Business, or (m) any consensual encumbrance or restriction of any kind existing under any agreement that extends, renews, refinances, replaces, amends, modifies, restates or supplements the agreements containing the encumbrances or restrictions in the foregoing clauses (a) through (l), or in this clause (m) (provided that the terms and conditions of any such consensual encumbrance or restriction of any kind that limit the actions described in (A) – (D) above are no more restrictive than those under or pursuant to the agreement so extended, renewed, refinanced, replaced, amended, modified, restated or supplemented).

SECTION 4.06. Purchase of Assets.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, (a) acquire or enter into any agreement to acquire any assets other than (i) in the Ordinary Course of Business, (ii) (1) assets purchased (and related agreements to purchase such assets) with casualty proceeds or proceeds from Permitted Asset Dispositions, (2) assets purchased (and related agreements to purchase such assets) with the net proceeds from an offering of Capital Stock or with cash from the balance sheet of a Credit Party provided such assets are acquired by a Credit Party, (3) assets purchased (and related agreements to purchase such assets) with cash from the balance sheet of a non-Credit Party and (4) assets (whether cash, securities or other property) purchased or otherwise received in connection with the consummation of an Inversion Transaction, provided, however, that, any such Inversion Transaction is not prohibited under this Indenture, (iii) a Permitted Acquisition or (iv) a Permitted Investment, or (b) engage or enter into any agreement to engage in any joint venture or partnership with any other Person other than joint ventures or partnerships to co-promote, sell or distribute Non-Core Products (each, a “Partnership”).

SECTION 4.07. Transactions with Affiliates.  Except (a) as otherwise provided in Schedule E, (b) for Restricted Distributions permitted under Section 4.04, (c) transactions by and between or among the Issuer and any Guarantor or any Guarantor and any other Guarantor or by and between or among Subsidiaries that are not Credit Parties, and (d) for transactions that contain terms that are no less favorable to any Credit Party or any Subsidiary of any Credit Party, as the case may be, than those that might be obtained from a third party not an Affiliate of any Credit Party, each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Credit Party or any Subsidiary of any Credit Party.  For purposes of this Section 4.07, “Affiliate” shall not include Athyrium Opportunities Fund (A) LP and Athyrium Opportunities Fund (B) LP.

SECTION 4.08. Change of Control.  (a)Upon the occurrence at any time after the Securities are originally issued of any of the following events (each, a “Change of Control”), each Holder will have the right to require the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any (the “Change in Control Repurchase Price”), to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), except to the extent the Issuer has exercised its right to irrevocably and unconditionally redeem such Securities in accordance with Article 3 of this Indenture and the Securities:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Issuer, its Wholly Owned Subsidiaries, the employee benefit plans of the Issuer and its Wholly Owned Subsidiaries or the Inversion Parent Company or any direct or indirect wholly owned Subsidiary of the Inversion Parent Company (in connection with the consummation of an Inversion Transaction), has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Issuer’s Common Equity representing more than 50% of the voting power of the Issuer’s Common Equity;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision combination or changes solely in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Issuer pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than one of the Issuer’s Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A), (B) or (C) in which the stockholders of all classes of the Issuer’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the direct or indirect parent thereof immediately after such transaction in substantially the same proportions to each other as such ownership immediately prior to such transaction shall not be a Change of Control pursuant to this clause (ii); or

(iii) the stockholders or (if no stockholder approval is necessary) the Board of Directors of the Issuer approve any plan or proposal for the liquidation, dissolution, termination or similar transaction of the Issuer.

(b) Within 30 days following any Change of Control, except to the extent that the Issuer has irrevocably and unconditionally exercised its right to redeem the Securities by delivery of a notice of redemption in accordance with Article 3 of this Indenture and the Securities, the Issuer shall provide a notice (a “Change of Control Offer”) to each Holder of the Securities with a copy to the Trustee stating:

(i) that a Change of Control has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Securities at a repurchase price in cash equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date);

(ii) the circumstances and relevant facts and financial information regarding such Change of Control;

(iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is provided); and

(iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

(c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date.  The Holders shall be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Security purchased.  Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.  If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.

(d) On the purchase date, all Securities purchased by the Issuer under this Section 4.08 shall be delivered to the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

(e) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(f) Notwithstanding the foregoing provisions of this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

(g) Securities repurchased by the Issuer pursuant to a Change of Control Offer will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer.  Securities purchased by a third party pursuant to the preceding clause (f) will have the status of Securities issued and outstanding.

(h) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officer’s Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.08 and confirming whether the Securities will be considered issued but not outstanding, or include orders to cancel the repurchased Securities.  A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

(i) Prior to providing notice to the Holders of any Change of Control Offer, the Issuer shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(j) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.

SECTION 4.09. Further Instruments and Acts.  Upon request of the Trustee acting in accordance with the terms of this Indenture, each Credit Party will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

SECTION 4.10. Treximet Assets.  Notwithstanding anything to the contrary contained herein, (a) Ireland Newco shall not (i) make any Restricted Distribution of, (ii) create, assume or suffer to exist any Lien (other than Treximet Permitted Liens) with respect to, (iii) make or enter into any agreement to make any Investment in any Person to the extent such Investment is made with, (iv) consummate any Asset Disposition consisting of, or (v) enter into any other transaction with any Credit Party or any Affiliate of any Credit Party providing for the transfer of, in each case, any of the Treximet Assets (in each case, other than pursuant to the Intercompany Distribution Agreement); and (b) each Credit Party (other than Ireland Newco) will not, and each Credit Party will not permit any of its Subsidiaries to, own or have any rights with respect to any Treximet Asset (other than pursuant to the Intercompany Distribution Agreement).  In the event that any Credit Party (other than Ireland Newco) or any Subsidiary of a Credit Party (other than Ireland Newco) owns any Treximet Asset in violation of this Section 4.10, such Credit Party will, or will cause such Subsidiary to, immediately transfer such Treximet Assets to Ireland Newco, and pending such transfer shall hold such Treximet Assets in trust for Ireland Newco and, at the request of the Collateral Agent, shall enter into a Security Document creating a perfected first priority security interest in such Treximet Assets in favor of the Collateral Agent.

SECTION 4.11. Liens.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any Notes Collateral, except for Treximet Permitted Liens.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien on any asset owned or acquired by it (other than the Notes Collateral), except for Permitted Liens.

SECTION 4.12. Maintenance of Office or Agency.  (a)  The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Securities may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served.  The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the corporate trust place of payment and notices and demands may be made or served at the Corporate Trust Office of the Trustee as set forth in Section 12.01.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes.  The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.13. Amendment of Security Documents.  Neither the Issuer nor any other Treximet Party will amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the Holders of the Securities in any material respect, except as described in Article 11 or as permitted in Article 9.

SECTION 4.14. [Reserved].

SECTION 4.15. Tax Matters.  The Issuer shall use commercially reasonable efforts to file any form (or comply with any other administrative formalities) required for an exemption from or a reduction of any withholding tax for which it is eligible.  The Issuer shall not file any tax return or report under any name other than its exact legal name.  The Issuer and the Trustee shall treat the Securities as indebtedness for U.S. federal income tax purposes.  The Issuer shall prepare and file all tax returns of the Issuer consistent with the covenants set forth in this Section 4.15 and will not take any inconsistent position in any communication or agreement with any taxing authority unless required by a final “determination” within the meaning of Section 1313(a) of the Code.  The Issuer shall file (or cause to be filed) all tax returns and reports required by applicable law to be filed by it and pay all taxes required to be paid by it.

SECTION 4.16. Existence.  Subject to the provisions of Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

SECTION 4.17. Stay, Extension and Usury Laws.  The Issuer (to the extent that it may lawfully do so) will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Issuer from paying all or any portion of the principal (or the Change in Control Repurchase Price, if applicable) of or premium, if any, or interest on the Securities as contemplated therein, wherever enacted, whenever in force, or that may affect the covenants or the performance of obligations under this Indenture; and the Issuer (to the extent it may lawfully do so) will expressly waive all benefit or advantage of any such law, and covenant that it will not, by resort to any such law, hinder, delay or impede the execution of any power therein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.18. Fiscal Year.  The Issuer will not change its fiscal year.

SECTION 4.19. Liquidity.  The Issuer shall maintain Minimum Liquidity of at least $8,000,000 at all times.

SECTION 4.20. Investments.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, acquire or own or enter into any agreement to acquire or own any Investment in any Person other than (a) Permitted Investments (and agreements to acquire such Investments), (b) Permitted Acquisitions (and agreements to make such Permitted Acquisitions), (c) newly formed Subsidiaries, and (d) assets (whether cash, securities or other property) purchased or otherwise received in connection with the consummation of an Inversion Transaction, provided, however, that, any such Inversion Transaction is not prohibited under this Indenture.

SECTION 4.21. Modification of Certain Agreements.  Each Credit Party will not, and the Issuer will not permit any other Credit Party to, enter into, amend or otherwise modify any Debt with a principal or committed amount in excess of $2,000,000, which agreement, amendment or modification in any case prohibits any such Credit Party from performing its obligations under this Indenture.

SECTION 4.22. Conduct of Business.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, engage in any line of business other than those businesses engaged in on the Issue Date and businesses reasonably related thereto.

SECTION 4.23. Rental Payments.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, incur or assume (whether pursuant to a guarantee or otherwise) any liability for rental payments except in the Ordinary Course of Business.

SECTION 4.24. Limitation on Sale and Leaseback Transactions.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, a Credit Party or any Subsidiary of any Credit Party sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

SECTION 4.25. Compliance with Anti-Terrorism Laws.  The Issuer shall immediately notify the Trustee in writing if the Issuer has knowledge that any Credit Party or any of their respective Subsidiaries or Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Indenture is or becomes a Blocked Person or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.  Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

SECTION 4.26. Earnout/Escrow and Milestone Payments.  The Issuer shall not make, or permit to be made, in cash all or any portion of the Earnout/Escrow Payments, the Milestone Payments or any other payment to a seller under the Cypress Purchase Agreement (including the Cypress Settlement), other than contingent payments based on achieving sales milestones, unless no Default or Event of Default exists immediately before or immediately after giving effect to any such payment.

SECTION 4.27. Material Contracts.  (a)Each Credit Party will, and each Credit Party will cause its Subsidiaries to, comply with all terms and conditions of and fulfill all obligations under each Material Contract to which any of them is party, except to the extent the failure to so comply would not result in a Material Adverse Change.  Upon the occurrence of a breach of any such Material Contract by any other party thereto, which is not cured as provided therein, each Credit Party will act in a commercially reasonable way in determining whether and how to enforce its (or its Subsidiary’s) rights and remedies thereunder.

(b) Each Credit Party will not, and each Credit Party will not permit any of its Subsidiaries to, (i) forgive, release or reduce any payment, or delay or postpone any payment, owed to the Issuer or any Affiliate of the Issuer under or in respect of any Material Contract or (ii) amend, modify, restate, cancel, supplement, terminate or waive any provision of any Material Contract, grant any consent thereunder or agree to do any of the foregoing, in each case, to the extent such forgiveness, release, reduction, delay, postponement, amendment, modification, restatement, cancellation, supplement, termination, waiver, grant or agreement would be a Material Adverse Change.

ARTICLE 5

CONSOLIDATIONS, MERGERS AND SALES OF ASSETS; GUARANTOR CHANGE IN CONTROL

SECTION 5.01. Consolidations, Mergers and Sales of Assets; Guarantor Change in Control.  Each Credit Party will not, and the Issuer will not permit any other Credit Party to: (a) consolidate or merge with or into any other Person, other than, except with respect to Ireland Newco, (i) consolidations or mergers of the Issuer pursuant to which the surviving or transferee Person is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and the surviving or transferee Person shall expressly assume, by supplemental indenture, all of the obligations of the Issuer under the Securities, this Indenture and the Security Documents and, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture, (ii) consolidations or mergers consummated to effect the consummation of a Permitted Asset Disposition of the type specified in clauses (b), (g) and (h) of the definition thereof, (iii) consolidations or mergers consummated to effect the consummation of a Permitted Acquisition so long as such Credit Party shall be the resulting or surviving Person, (iv) consolidations or mergers of any Person with or into any Credit Party so long as such Credit Party shall be the resulting or surviving Person and (v) consolidations or mergers of any Credit Party with or into another Credit Party; provided that, in the case of clauses (iii), (iv) and (v), if the Issuer is a party to such consolidation or merger, the Issuer shall be a surviving Person, or (b) consummate any Asset Dispositions other than, subject to Section 4.10, (i) Permitted Asset Dispositions or (ii) any sale, conveyance, transfer or sale of all or substantially all of the Issuer’s assets to another Person that is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and such Person expressly assumes by supplemental indenture all of the obligations of the Issuer under the Securities, this Indenture and the Security Documents and, immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.  The Issuer will not suffer or permit to occur any Guarantor Change in Control with respect to any Guarantor other than (A) Permitted Asset Dispositions and (B) Asset Dispositions that would otherwise be permitted pursuant to the immediately preceding sentence.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.  An “Event of Default” is defined as:

(a) default in any payment of interest on any Security when due and payable, and such default continues for a period of 30 days;

(b) default in the payment of principal of or premium, if any, on any Security when due and payable on the Maturity Date, upon declaration of acceleration or otherwise, or default in the payment of the Change in Control Repurchase Price, if applicable, when due and payable, and such default continues for a period of five days;

(c) failure by the Issuer to issue a Change of Control Offer in accordance with this Indenture, when due, and such failure continues for a period of three Business Days;

(d) failure by any Credit Party for 60 days (or, in the case of a failure to comply with Section 4.03, 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27 or 5.01, 30 days) after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding has been received by such Credit Party to comply with any of its other agreements contained in the Securities or this Indenture (the “other covenants provision”);

(e) default by any Credit Party or any Subsidiary of any Credit Party with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $8,000,000 (or its foreign currency equivalent) in the aggregate of such Credit Party and/or any such Subsidiary (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of or interest on any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; provided, that such an acceleration or such failure to pay shall not be deemed an Event of Default unless such acceleration shall not have been rescinded or annulled or such failure to pay shall not have been cured, as the case may be, within 30 days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Securities then outstanding has been received (the “cross-acceleration provision”);

(f) a final judgment for the payment of $8,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) rendered against any Credit Party or any Subsidiary of any Credit Party, which judgment is not discharged or stayed within two days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced or (ii) the date on which all rights to appeal have been extinguished (the “judgment default provision”);

(g) any Credit Party, Inversion Parent Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to such Credit Party or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Credit Party or such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(h) an involuntary case or other proceeding shall be commenced against any Credit Party, Inversion Parent Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to such Credit Party or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of such Credit Party or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days (taken together with the default described in clause (g) above, the “bankruptcy provisions”);

(i) except as permitted in this Indenture, any Guarantee of a Guarantor (excluding a Guarantor that is a Subsidiary of the Issuer that by itself or considered with other Guarantors that are Subsidiaries of the Issuer whose Guarantees cease to be in full force or effect would not also be a Significant Subsidiary) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any Person acting on its behalf, shall deny or disaffirm its obligation under its Guarantee;

(j) unless all of the Notes Collateral has been released in accordance with the provisions of the Security Documents, the Issuer or any other Treximet Party shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Treximet Party, the Issuer fails to cause such Treximet Party to rescind such assertion within 30 days after the Issuer has knowledge of such assertion;

(k) the failure by the Issuer or any other Treximet Party to comply for 60 days after notice with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holders of the Securities and would not materially affect the value of the Notes Collateral taken as a whole (taken together with the defaults described in clauses (i) and (j) above, the “security default provisions”);

(l) any Guarantor Change in Control with respect to any Guarantor (other than Ireland Newco) other than (a) Permitted Asset Dispositions and (b) Asset Dispositions that would otherwise be permitted pursuant to the first sentence of Section 5.01; or

(m) any Guarantor Change in Control with respect to Ireland Newco other than a Permitted Asset Disposition of the type specified in clause (h) of the definition thereof.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority.

SECTION 6.02. Acceleration.  If an Event of Default (other than an Event of Default relating to the bankruptcy provisions) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities by notice to the Issuer (with a copy to the Trustee if given by the Holders) may declare that the principal of, and the premium, if any, and accrued but unpaid interest on, all Securities is due and payable.  Upon such a declaration, such principal, premium and interest will be due and payable immediately.  If an Event of Default relating to the bankruptcy provisions occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all the Securities will become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Securities shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay installments of accrued and unpaid interest upon all Securities and the principal of and premium on any and all Securities that shall have become due otherwise than by acceleration (with interest on overdue installments of accrued and unpaid interest to the extent that payment of such interest is enforceable under applicable law, and on such principal and premium at the rate borne by the Securities at such time) and amounts due to the Trustee, and if (a) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (b) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and premium, if any, and accrued and unpaid interest, if any, on Securities that shall have become due solely by such acceleration, shall have been cured or waived, then and in every such case the Required Holders, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

SECTION 6.03. Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  To the extent required by law, all available remedies are cumulative.

SECTION 6.04. Waiver of Past Defaults. The Required Holders by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected.  When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.  Any past Default or compliance with any provisions may be waived with the consent of the Required Holders.

SECTION 6.05. Control by Majority.  The Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06. Limitation on Suits.  (a)Except to enforce the right to receive payment of principal (and, if applicable, the Change in Control Repurchase Price), premium or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(i) the Holder gives the Trustee written notice stating that an Event of Default is continuing;

(ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

(iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

(v) the Required Holders do not give the Trustee a direction inconsistent with the request during such 60-day period.

(b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07. Rights of the Holders to Receive Payment.  Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in this Indenture or in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08. Collection Suit by Trustee.  If an Event of Default specified in Section 6.01(a) or Section 6.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.06.

SECTION 6.09. Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions and be a member of a creditors’ or other similar committee, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06.

SECTION 6.10. Priorities.  If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST:  to the Trustee for amounts due under Section 7.06;

SECOND:  to the Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

THIRD:  to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall provide to each Holder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11. Undertaking for Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12. Waiver of Stay or Extension Laws.  Neither the Issuer nor any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7

TRUSTEE

SECTION 7.01. Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default:

(i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions.  However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

(iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and, to the extent applicable, to the provisions of the TIA.

SECTION 7.02. Rights of Trustee.  (a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel or Opinion of Counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Required Holders, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture (including in the case that an Event of Default occurs and is continuing), unless such Holders shall have offered to the Trustee indemnity or security satisfactory to it against any loss or expense.

(h) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be compensated, reimbursed and indemnified as provided in Section 7.06, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder  (including, without limitation, as Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

(i) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Required Holders as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Security shall be conclusive and binding upon future Holders of Securities and upon Securities executed and delivered in exchange therefor or in place thereof.

(k) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 7.03. Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.  The Trustee and its affiliates have engaged, currently are engaged and may in the future engage in financial or other transactions with the Issuer and its affiliates in the ordinary course of their respective businesses, subject to, to the extent applicable, the TIA.  Any Paying Agent or Registrar may do the same with like rights.  However, the Trustee must comply with Sections 7.09 and 7.10.

SECTION 7.04. Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee, the Securities or any Security Documents, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.  The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.01(c), (d), (e), (f), (g), (h), (i),  (j), (k), (l) or (m) unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received written notice thereof in accordance with Section 12.01 hereof from the Issuer, any Guarantor or any Holder.

SECTION 7.05. Notice of Defaults.  If a Default occurs and is continuing and is actually known to the Trustee, the Trustee must provide to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee.  Except in the case of a Default in the payment of principal of or premium (if any) or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders.

SECTION 7.06. Compensation and Indemnity.  The Issuer shall pay to the Trustee from time to time reasonable compensation for its services.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.  The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or a Guarantee against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person).  The obligation to pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee.  The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder.  The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense.  Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no conflict of interest between the Issuer and the Guarantors, as applicable, and such parties in connection with such defense.  The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own gross negligence or willful misconduct.

To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.06, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of, premium, if any, and interest on particular Securities.

The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee.  Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code.

No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

SECTION 7.07. Replacement of Trustee.  (a)  The Trustee may resign in writing at any time upon thirty days prior notice to the Issuer by so notifying the Issuer.  The Required Holders may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.  The Issuer shall remove the Trustee if:

(i) the Trustee fails to comply with Section 7.09;

(ii) the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

(iii) a receiver or other public officer takes charge of the Trustee or its property; or

(iv) the Trustee otherwise becomes incapable of acting.

(b) If the Trustee resigns or is removed by the Issuer or by the Required Holders and such Required Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall provide a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06.

(d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee.

(e) If the Trustee fails to comply with Section 7.09, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

SECTION 7.08. Successor Trustee by Merger.  If the Trustee consolidates with, merges with or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09. Eligibility; Disqualification.  The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA.  The Trustee shall have a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer is outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

SECTION 7.10. Preferential Collection of Claims Against the Issuer.  The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA.  A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

SECTION 7.11. Confidential Information.  The Trustee, in its individual capacity and as Trustee, agrees and acknowledges that all information provided to the Trustee by the Issuer or any Subsidiary (or any direct or indirect equityholder of the Issuer or such Subsidiary) or any Holder (or holder of a beneficial interest in the Securities) may be considered to be proprietary and confidential information.  The Trustee agrees to take reasonable precautions to keep such information confidential, which precautions shall be no less stringent than those that the Trustee employs to protect its own confidential information.  The Trustee shall not disclose to any third party other than as set forth herein, and shall not use for any purpose other than the exercise of the Trustee’s rights and the performance of its obligations under this Indenture, any such information without the prior written consent of the Issuer or such Holder (or such holder of a beneficial interest in the Securities), as applicable.  The Trustee shall limit access to such information received hereunder to (a) its directors, officers, managers and employees and (b) its legal advisors, to each of whom disclosure of such information is necessary for the purposes described above; provided, however, that in each case such party has expressly agreed to maintain such information in confidence under terms and conditions substantially identical to the terms of this Section 7.11.

The Trustee agrees that the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, does not have any responsibility whatsoever for any reliance on such information by the Trustee or by any Person to whom such information is disclosed in connection with this Indenture, whether related to the purposes described above or otherwise.  Without limiting the generality of the foregoing, the Trustee agrees that the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, makes no representation or warranty whatsoever to it with respect to such information or its suitability for such purposes.  The Trustee further agrees that it shall not acquire any rights against the Issuer or any of its Subsidiaries or any employee, officer, director, manager, representative or agent of the Issuer or any of its Subsidiaries or any Holder (or any holder of a beneficial interest in the Securities), as applicable (together with the Issuer, “Confidential Parties”) as a result of the disclosure of such information to the Trustee and that no Confidential Party has any duty, responsibility, liability or obligation to any Person as a result of any such disclosure.

In the event the Trustee is required to disclose any such information received hereunder in order to comply with any laws, regulations or court orders, it may disclose such information only to the extent necessary for such compliance; provided, however, that it shall give the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, reasonable advance written notice of any court proceeding in which such disclosure may be required pursuant to a court order so as to afford the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, full and fair opportunity to oppose the issuance of such order and to appeal therefrom and shall cooperate reasonably with the Issuer or any Holder (or any holder of a beneficial interest in the Securities), as applicable, in opposing such court order and in securing confidential treatment of any such information to be disclosed and/or obtaining a protective order narrowing the scope of such disclosure.

Each of the Paying Agent and the Registrar agrees to be bound by this Section 7.11 to the same extent as the Trustee.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01. Discharge of Liability on Securities; Defeasance.  This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities, as expressly provided for in this Indenture) as to all outstanding Securities when:

(a) either (i) all the Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities that have been replaced or paid and Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Securities (a) have become due and payable, (b) will become due and payable at the Maturity Date within one year or (c) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and in each case the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, and interest on, the Securities to the date of deposit, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(b) the Issuer and/or the Guarantors have paid all other sums payable under this Indenture; and

(c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

(d) Notwithstanding clauses (a) and (b) above, the Issuer’s obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.06 and 7.07 and in this Article 8 shall survive until the Securities have been paid in full.  Thereafter, the Issuer’s obligations in Sections 7.06, 8.05 and 8.06 shall survive such satisfaction and discharge.

(e) Subject to Sections 8.01(d) and 8.02, the Issuer at any time may terminate all its obligations under the Securities and this Indenture (“legal defeasance”). Subject to Section 8.02, the Issuer at any time may terminate its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27 and 5.01 and Article 11  and the operation of the other covenants provision, the cross-acceleration provision, the bankruptcy provisions with respect to Subsidiaries, the judgment default provision and the security default provisions described under Article 6 (“covenant defeasance”).  If the Issuer exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee and the Security Documents.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  If the Issuer exercises its legal defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default.  If the Issuer exercises its covenant defeasance option, payment of the Securities so defeased may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f), 6.01(g), 6.01(h), 6.01(i), 6.01(j), 6.01(k), 6.01(l) or 6.01(m).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

SECTION 8.02. Conditions to Defeasance.  (a)  The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i) the Issuer irrevocably deposits in trust (the “defeasance trust”) with the Trustee money and/or U.S. Government Obligations for the payment of principal of, and premium (if any) and interest on, the Securities to the applicable date of maturity or redemption, as the case may be;

(ii) the Issuer delivers to the Trustee a certificate from a firm of independent accountants expressing its opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations  plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Securities to maturity or redemption, as the case may be;

(iii) the deposit does not constitute a default under any other agreement binding on the Issuer;

(iv) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the IRS a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(v) the right of any Holder to receive payment of principal of, and premium, if any, and interest on, such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities shall not be impaired;

(vi) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(vii) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities to be so defeased and discharged as contemplated by this Article 8 have been complied with.

(b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Securities at a future date in accordance with Article 3.

SECTION 8.03. Application of Trust Money.  The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article 8.  It shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities so discharged or defeased.

SECTION 8.04. Repayment to Issuer.  Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article 8 which, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article 8.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

SECTION 8.05. Indemnity for Government Obligations.  The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

SECTION 8.06. Reinstatement.  If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Securities so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made any payment of principal of or interest on any such Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE 9

AMENDMENTS AND WAIVERS

SECTION 9.01. Without Consent of the Holders.  Notwithstanding Section 9.02, the Issuer, the Guarantors, the Collateral Agent and the Trustee may amend or supplement this Indenture, the Guarantees, the Securities and the Security Documents, and may waive any provisions thereof, without notice to or consent of any Holder:

(i) to cure any ambiguity, omission, defect or inconsistency;

(ii) to provide for the assumption by a successor company of the obligations of the Issuer under this Indenture and the Securities;

(iii) to add guarantees with respect to the Securities;

(iv) to further secure the Securities or any Guarantee;

(v) to add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer;

(vi) to make any change that does not adversely affect the rights of any Holder;

(vii) to provide for the acceptance of appointment of a successor trustee pursuant to this Indenture or to facilitate the administration of the trusts under this Indenture by more than one trustee in accordance with this Indenture;

(viii) to incorporate mandatory provisions of the TIA in connection with any registered offering of the Securities, to the extent required by the TIA;

(ix) to release Notes Collateral from the lien of the Security Documents when permitted or required by this Indenture or the Security Documents; or

(x) to modify the Security Documents to secure additional extensions of credit and add additional secured creditors holding Obligations in respect of an ABL Facility so long as such Obligations are not prohibited by this Indenture.

After an amendment under this Section 9.01 becomes effective, the Issuer shall provide to the Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

SECTION 9.02. With Consent of the Holders.  (a)  The Issuer, the Guarantors, the Collateral Agent and the Trustee may amend or supplement this Indenture, the Guarantees, the Securities and the Security Documents, and may waive any provision thereof, with the written consent of the Required Holders.  However, without the consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver may not:

(i) reduce the amount of Securities whose Holders must consent to an amendment;

(ii) reduce the rate of or extend the stated time for payment of interest on any Security;

(iii) reduce the principal of or change the Maturity Date of any Security;

(iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3 and the Securities;

(v) reduce the Change in Control Repurchase Price of any Security or amend or modify in any manner adverse to the Holders the Issuer’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(vi) make any Security payable in a currency, or at a place of payment, other than that stated in the Security;

(vii) expressly subordinate the Securities or any Guarantees to any other indebtedness of the Issuer or any Guarantor;

(viii) impair the right of any Holder to receive payment of principal, premium and interest on such Holder’s Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(ix) make any change to the amendment provisions or in the waiver provisions of this Indenture;

(x) modify any Guarantee in any manner adverse to the Holders or, other than in accordance with the provisions of this Indenture, eliminate any existing Guarantee of the Securities; or

(xi) make any change in the provisions of this Indenture dealing with the application of proceeds of Notes Collateral that would adversely affect the Holders of the Securities.

Without the consent of the Holders of at least two-thirds in aggregate principal amount of the Securities then outstanding, no amendment or waiver may release all or substantially all of the Notes Collateral from the Lien of this Indenture and the Security Documents.

The consent of the Holders of Securities is not necessary under this Section 9.02 to approve the particular form of any proposed amendment.  It is sufficient if such consent approves the substance of the proposed amendment.

(b) After an amendment under this Section 9.02 becomes effective, the Issuer shall provide to the Holders a notice briefly describing such amendment.  The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

SECTION 9.03. Revocation and Effect of Consents and Waivers.  (a) A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent, supplement or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent, supplement or waiver as to such Holder’s Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Securities have consented.  After an amendment, supplement or waiver becomes effective, it shall bind every Holder.  An amendment, supplement or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Holders of the requisite principal amount of Securities, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment, supplement or waiver, (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee and (iv) delivery to the Trustee of the Officer’s Certificate and Opinion of Counsel required under Article 12 hereof.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding Section 9.03(a), those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.  No such consent shall be valid or effective for more than 120 days after such record date.

SECTION 9.04. Notation on or Exchange of Securities.  If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

SECTION 9.05. Trustee to Sign Amendments.  The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

SECTION 9.06. Payment for Consent.  Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

SECTION 9.07. Additional Voting Terms; Calculation of Principal Amount.  All Securities issued under this Indenture shall vote and consent together on all matters (as to which any of such Securities may vote) as one class.  Determinations as to whether Holders of the requisite aggregate principal amount of Securities have concurred in any direction, waiver or consent shall be made in accordance with this Article 9 and Section 2.14.

ARTICLE 10

GUARANTEES

SECTION 10.01. Guarantees.  (a) (1) Each of the Issuer’s Domestic Material Subsidiaries existing as of the Issue Date, (2) Ireland Newco and (3) in the event that Inversion Parent Company becomes the owner of 100% of the Capital Stock of Ireland Newco following the Inversion Transaction, Inversion Parent Company, shall, in each case, be a Guarantor; provided, that, notwithstanding anything to the contrary contained herein, including this Article 10, such Guarantee of Inversion Parent Company shall be limited in recourse to such Capital Stock of Ireland Newco.

(b) Each of the Guarantors unconditionally guarantees, jointly and severally with each other Guarantor, to each Holder and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the Obligations of the Issuer hereunder, that (i) the due and punctual payment of the aggregate amount of principal of (or the Change in Control Repurchase Price, if applicable) and premium, if any, and interest on the Securities, whether at the Maturity Date or on a Payment Date, by acceleration pursuant to this Indenture or otherwise, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee shall be promptly paid in full when due, all in accordance with the terms hereof, including all amounts payable to the Trustee in connection with enforcing any rights under the Guarantees, and (ii) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same shall be promptly paid or delivered in full when due or performed in accordance with the terms of the extension or renewal, whether at the Maturity Date, by acceleration or otherwise (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each such payment shall be made free and clear of, and without deduction or withholding for or on account of, any withholding or similar taxes except to the extent that such deduction or withholding is required by applicable law. If any such deduction or withholding is required by law other than U.S. federal, U.S. state or U.S. local law, the relevant Guarantor shall increase the amount payable so that each Holder of the Securities receives and retains a net sum after such deduction or withholding (including any deduction or withholding in respect of the additional amount), equal to the sum that the Holder of the Securities would have received and retained had no such deduction or withholding been made or required to be made.  If any such deduction or withholding is required by U.S. federal, U.S. state or U.S. local law (including the rules governing U.S. federal withholding tax imposed under Section 1441 or 1442, Sections 1471-1474, or Section 3406 of the Code), the Guarantor shall not be obligated to pay any additional amounts to the Holder of the Securities or beneficial owner of the Securities as a result of any such withholding for, or on account of, any such taxes imposed on payments in respect of the Securities and, in such case, payments in respect of the Securities shall be subject to the same rules as are applicable to payments in respect of the Securities made by the Issuer under Section 12.15.  Each Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable laws relating to fraudulent conveyance or similar laws affecting the rights of creditors generally. The Guaranteed Obligations of a Treximet Party will be secured by security interests (subject to the Treximet Permitted Liens) in the Notes Collateral owned by such Treximet Party to the extent provided for in the Security Documents.

(c) Each Guarantor waives presentation to, demand of payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations.  The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities, any Security Document, or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Securities, any Security Document or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities, any Security Document or any other agreement; (iv) the release of any security held by any Holder, the Trustee or the Collateral Agent for the Guaranteed Obligations or any Guarantor; (v) the failure of any Holder, the Trustee or the Collateral Agent to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 10.02(b).

(d) Each Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Guarantors, such that such Guarantor’s obligations would be less than the full amount claimed.  Each Guarantor hereby waives any right to which it may be entitled to have the assets of the Issuer or any other Guarantor first be used and depleted as payment of the Issuer’s or such Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Guarantor hereunder.  Each Guarantor hereby waives any right to which it may be entitled to require that the Issuer be sued prior to an action being initiated against such Guarantor.

(e) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder, the Trustee or the Collateral Agent to any security held for payment of the Guaranteed Obligations.

(f) Except as expressly set forth in Sections 8.01 and 10.02, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder, the Trustee or the Collateral Agent to assert any claim or demand or to enforce any remedy under this Indenture, the Securities, any Security Document or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(g) Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor agrees that its Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Except as expressly set forth in Sections 8.01 and 10.02, each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligations is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(h) In furtherance of the foregoing and not in limitation of any other right which any Holder, the Trustee or the Collateral Agent has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligations, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee in accordance with this Indenture, forthwith pay, or cause to be paid, in cash, to the Holders, the Trustee or the Collateral Agent an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Issuer then due to the Holders, the Trustee and the Collateral Agent in respect of the Guaranteed Obligations.

(i) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Guarantor further agrees that, as between it, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.

(j) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee, the Collateral Agent or any Holder in enforcing any rights under this Section 10.01.

(k) Upon request of the Trustee, each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

SECTION 10.02. Limitation on Liability.  (a)  Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering the Guarantee, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) A Guarantee as to any Guarantor will be deemed to be automatically and unconditionally released and discharged from any of its obligations under this Article 10 without any further action on the part of the Trustee or any Holder of the Securities upon:

(i) except with respect to Ireland Newco or Inversion Parent Company or in connection with an Inversion Transaction, the sale (including through merger, consolidation, issuance or otherwise) or disposal (including by liquidation, dissolution or otherwise) of all of the Capital Stock, or all or substantially all the assets, of the applicable Guarantor by the Issuer or any of its other Subsidiaries, if such sale or disposal is made in a manner not in violation of this Indenture or the Security Documents; or

(ii) the Issuer’s exercise of the Issuer’s legal defeasance option or covenant defeasance option in accordance with Section 8.01 or if the Obligations of the Issuer and such Guarantor under this Indenture are discharged in accordance with the terms of this Indenture.

SECTION 10.03. Successors and Assigns.  This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Trustee, the Collateral Agent and the Holders and their successors and assigns and, in the event of any transfer or assignment of rights by any Holder, the Collateral Agent or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 10.04. No Waiver.  Neither a failure nor a delay on the part of the Trustee, the Collateral Agent or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee, the Collateral Agent and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which any of them may have under this Article 10 at law, in equity, by statute or otherwise.

SECTION 10.05. Modification.  No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 10.06. Non Impairment.  The failure to endorse a Guarantee on any Security shall not affect or impair the validity thereof.

ARTICLE 11

SECURITY DOCUMENTS

SECTION 11.01. Collateral and Security Documents.  The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on a Payment Date, at the Maturity Date, or by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest on the Securities and performance of all other Guaranteed Obligations of the Issuer and each other Treximet Party to the Holders, the Trustee or the Collateral Agent under this Indenture, the Securities and the Security Documents, according to the terms hereunder or thereunder, shall be secured as provided in the Security Documents, which define the terms of the Liens that secure the Securities and any Guarantee of a Treximet Party.  The Trustee and the Issuer hereby acknowledge and agree that the Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders pursuant to the terms of the Security Documents.  Each Holder, by accepting a Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the possession, use, release and foreclosure of Notes Collateral) as the same may be in effect or may be amended from time to time in accordance with their respective terms and this Indenture, and authorizes and directs the Trustee to enter into the Security Documents and to bind the Holders to the terms thereof and to perform its obligations and exercise its rights thereunder in accordance therewith.  The Issuer shall deliver to the Trustee (if it is not then also appointed and serving as Collateral Agent) copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be reasonably required by the next sentence of this Section 11.01, to assure and confirm to the Trustee and the Collateral Agent the Liens on the Notes Collateral contemplated hereby, by the Security Documents or by any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed.  The Issuer shall take, and shall cause each other Treximet Party to take, any and all actions reasonably required to cause the Security Documents to create and maintain at all times, as security for the Obligations of the Issuer and such other Treximet Party hereunder, a valid and enforceable perfected Lien on all of the Notes Collateral, in favor of the Collateral Agent for the benefit of the Trustee and the Holders.

SECTION 11.02. Release of Collateral. (a)  Subject to Section 11.02(b) and 11.03 hereof, the Notes Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby.  The Issuer or any other Treximet Party is entitled to a release of assets included in the Notes Collateral from the Liens securing the Securities or any Guarantee of a Treximet Party, and the Trustee shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:

(1) to enable the Issuer or any other Treximet Party to sell, exchange or otherwise dispose of any of the Notes Collateral to the extent not prohibited under Article 4 or Article 5; provided that 100% of the Capital Stock of Ireland Newco continues to be pledged to the Collateral Agent pursuant to the Security Documents;

(2) pursuant to an amendment or waiver in accordance with Article 9 of this Indenture; or

(3) if the Securities have been defeased or if this Indenture is discharged pursuant to Section 8.01.

Upon receipt of an Officer’s Certificate certifying that all conditions precedent under this Indenture and the Security Documents, if any, to such release have been met and any necessary or proper instruments of termination, satisfaction or release have been prepared by the Issuer, the Collateral Agent shall execute, deliver or acknowledge (at the Issuer’s expense) such instruments or releases to evidence the release of any Notes Collateral permitted to be released pursuant to this Indenture or the Security Documents.

(b) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Securities has been accelerated (whether by declaration or otherwise) and such acceleration has not been rescinded and annulled pursuant to Section 6.02 and the Trustee (if not then also appointed and serving as Collateral Agent) has delivered a notice of acceleration to the Collateral Agent, no release of Notes Collateral pursuant to the provisions of this Indenture or the Security Documents will be effective as against the Holders, except as otherwise provided in this Indenture.

SECTION 11.03. Permitted Releases Not To Impair Lien.  The release of any Notes Collateral from the terms hereof and of the Security Documents or the release of, in whole or in part, the Liens created by the Security Documents, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Notes Collateral or Liens are released pursuant to the applicable Security Documents and the terms of this Article 11.  Each of the Holders acknowledges that a release of Notes Collateral or a Lien in accordance with the terms of the Security Documents and of this Article 11 will not be deemed for any purpose to be in contravention of the terms of this Indenture.

SECTION 11.04. Suits To Protect the Collateral.  Subject to the provisions of Article 7 hereof, the Trustee in its sole discretion and without the consent of the Holders, on behalf of the Holders, may or may direct the Collateral Agent to take all actions it deems necessary or appropriate in order to:

(a) enforce any of the terms of the Security Documents; and

(b) collect and receive any and all amounts payable in respect of the Guaranteed Obligations of the Issuer hereunder.

Subject to the provisions of the Security Documents, the Trustee shall have power (but not the obligation) to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Notes Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Notes Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Notes Collateral or be prejudicial to the interests of the Holders or the Trustee).

SECTION 11.05. Authorization of Receipt of Funds by the Trustee Under the Security Documents.  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

SECTION 11.06. Purchaser Protected.  In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the  Collateral Agent or the Trustee to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under any obligation to ascertain or inquire into the authority of the Issuer or the applicable Guarantor to make any such sale or other transfer.

SECTION 11.07. Powers Exercisable by Receiver or Trustee.  In case the Notes Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or any other Treximet Party with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or any other Treximet Party or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee shall be in the possession of the Notes Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee.

SECTION 11.08. Release Upon Termination of the Issuer’s Obligations.  In the event that the Issuer delivers to the Trustee, in form and substance reasonably acceptable to the Trustee, an Officer’s Certificate certifying that (i) payment in full of the principal of, together with premium, if any, and accrued and unpaid interest on, the Securities and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with premium, if any, and accrued and unpaid interest (including additional interest, if any), are  paid, (ii) all the obligations under this Indenture, the Securities and the Security Documents have been satisfied and discharged by complying with the provisions of Article 8 or (iii) the Issuer shall have exercised its legal defeasance option or its covenant defeasance option, in each case in compliance with the provisions of Article 8, the Trustee shall deliver to the Issuer and the Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Notes Collateral (other than with respect to funds held by the Trustee pursuant to Article 8), and any rights it has under the Security Documents, and upon receipt by the Collateral Agent of such notice, the Collateral Agent shall be deemed not to hold a Lien in the Notes Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary to release such Lien as soon as is reasonably practicable.

SECTION 11.09. Collateral Agent.

(a) U.S. Bank National Association shall initially act as Collateral Agent and shall be authorized to appoint co-Collateral Agents as necessary in its sole discretion.  Except as otherwise explicitly provided herein or in the Security Documents, neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Notes Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Notes Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Notes Collateral or any part thereof.  The Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Collateral Agent nor any of its officers, directors, employees or agents shall be responsible for any act or failure to act hereunder, except for its own willful misconduct, gross negligence or bad faith.  The Collateral Agent is not a fiduciary for the Trustee or the Holders.

(b) The Collateral Agent is authorized and directed to (i) enter into the Security Documents, (ii) bind the Holders on the terms as set forth in the Security Documents and (iii) perform and observe its obligations under the Security Documents.

(c) The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Notes Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Required Holders or the Trustee, as applicable.  After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(d) The Collateral Agent shall have no obligation whatsoever to the Trustee or any of the Holders to assure that the Notes Collateral exists or is owned by any Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or any Guarantor’s property constituting Notes Collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Collateral Agent pursuant to this Indenture or any Security Document, it being understood and agreed that in respect of the Notes Collateral, or any act, omission, or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion given the Collateral Agent’s own interest in the Notes Collateral and that the Collateral Agent shall have no other duty or liability whatsoever to the Trustee or any Holder as to any of the foregoing.

(e) No provision of this Indenture or any Security Document shall require the Collateral Agent (or the Trustee) to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders (or the Trustee in the case of the Collateral Agent) if it shall have reasonable grounds for believing that repayment of such funds is not assured to it.  Notwithstanding anything to the contrary contained in this Indenture or the Security Documents, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Notes Collateral, the Collateral Agent shall not be required to commence any such action or exercise any remedy or to inspect or conduct any studies of any property under the mortgages or take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as a result of the presence at, or release on or from, the Notes Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability.  The Collateral Agent shall at any time be entitled to cease taking any action described in this clause if it no longer reasonably deems any indemnity, security or undertaking from the Issuer or the Holders to be sufficient.

(g)           The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any Security Document, whether or not expressly stated therein.

ARTICLE 12

MISCELLANEOUS

SECTION 12.01. Notices.  (a)  Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile, via overnight courier or via first-class mail addressed as follows:

if to the Issuer or a Guarantor:

Pernix Therapeutics Holdings, Inc.
10 North Park Place, Suite 201
Morristown, New Jersey 07960
Attention of:  Chief Executive Officer
Facsimile:  (800) 793-2145

with a required copy to:

Pernix Therapeutics Holdings, Inc.
10 North Park Place, Suite 201
Morristown, New Jersey 07960
Attention of:  General Counsel
Facsimile:  (800) 793-2145

if to the Trustee or to the Collateral Agent:

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, Massachusetts  02110
Attention of:  Alison Nadeau (Pernix 2014 Indenture)
Facsimile:  617-603-6683

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b) Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

(c) Failure to provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is provided in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

SECTION 12.02. Certificate and Opinion as to Conditions Precedent.  Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a) an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 12.03. Statements Required in Certificate or Opinion.  Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.02(b)) shall include:

(a) a statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

SECTION 12.04. When Securities Disregarded.  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.  Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.  Notwithstanding the foregoing, if any such Person or Persons owns 100% of the Securities, such Securities shall not be so disregarded as aforesaid.

SECTION 12.05. Rules by Trustee, Paying Agent and Registrar.  The Trustee may make reasonable rules for action by or a meeting of the Holders.  The Registrar and a Paying Agent may make reasonable rules for their functions.

SECTION 12.06. Legal Holidays.  If a Payment Date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such Payment Date if it were a Business Day for the intervening period.  If a Record Date is not a Business Day, the Record Date shall not be affected.

SECTION 12.07. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITY.  THIS INDENTURE, THE SECURITIES AND THE SECURITY DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) EXCEPT TO THE EXTENT THAT LOCAL LAW GOVERNS THE CREATION, PERFECTION, PRIORITY OR ENFORCEMENT OF SECURITY INTERESTS.  The Issuer, the Guarantors, the Trustee, and, by its acceptance of a Security, each Holder (and holder of beneficial interests in a Security) hereby submit to the non-exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Indenture or the transactions contemplated hereby.  To the extent that the Issuer or any Guarantor may in any jurisdiction claim for itself or its assets immunity (to the extent such immunity may now or hereafter exist, whether on the grounds of sovereign immunity or otherwise) from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process (whether through service of notice or otherwise), and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such Issuer or Guarantor, as applicable, irrevocably agrees with respect to any matter arising under this Indenture for the benefit of the Holders not to claim, and irrevocably waives, such immunity to the full extent permitted by the laws of such jurisdiction.

SECTION 12.08. No Recourse Against Others.  No director, officer, employee, manager or incorporator of or holder (other than the Issuer or a Guarantor in relation to Capital Stock of a Guarantor) of any Capital Stock in the Issuer or any Guarantor or any direct or indirect parent companies of the Issuer, if any, will have any liability for any obligations of the Issuer or the Guarantors under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 12.09. Successors.  All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 12.10. Multiple Originals.  The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.

SECTION 12.11. Table of Contents; Headings.  The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 12.12. Indenture Controls.  If and to the extent that any provision of the Securities limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

SECTION 12.13. Severability.  In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

SECTION 12.14. Currency of Account; Conversion of Currency; Foreign Exchange Restrictions.

(a) U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Securities, the Guarantees and this Indenture, including damages related thereto.  Any amount received or recovered in a currency other than U.S. Dollars by a Holder (whether as a result of, or as a result of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) in respect of any sum expressed to be due to it from the Issuer or a Guarantor shall only constitute a discharge to the Issuer or any such Guarantor to the extent of the U.S. Dollar amount, which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under the applicable Securities, the Issuer and the Guarantors shall indemnify it against any loss sustained by it as a result as set forth in Section 12.14(b).  In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this Section 12.14, it will be sufficient for the Holder of a Security to certify in a satisfactory manner (indicating sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).

(b) The Issuer and the Guarantors, jointly and severally, covenant and agree that the following provisions shall apply to conversion of currency in the case of the Securities, the Guarantees and this Indenture:

(i) (A)           If for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country, it becomes necessary to convert into a currency (the “Judgment Currency”) an amount due in any other currency (the “Base Currency”), then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

(B) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Issuer and the Guarantors will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the Judgment Currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in the Base Currency originally due.

(ii) In the event of the winding-up of the Issuer or any Guarantor at any time while any amount or damages owing under the Securities, the Guarantees and this Indenture, or any judgment or order rendered in respect thereof, shall remain outstanding, the Issuer and the Guarantors shall indemnify and hold the Holders and the Trustee harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the foreign currency equivalent of the amount due or contingently due under the Securities, the Guarantees and this Indenture (other than under this subsection (b)(ii)) is calculated for the purposes of such winding-up and (2) the final date for the filing of proofs of claim in such winding-up.  For the purpose of this subsection (b)(ii), the final date for the filing of proofs of claim in the winding-up of the Issuer or any Guarantor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Issuer or such Guarantor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c) The obligations contained in subsections (a), (b)(i)(B) and (b)(ii) of this Section 12.14 shall constitute separate and independent obligations from the other obligations of the Issuer and the Guarantors under this Indenture, shall give rise to separate and independent causes of action against the Issuer and the Guarantors, shall apply irrespective of any waiver or extension granted by any Holder or the Trustee or either of them from time to time and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Issuer or any Guarantor for a liquidated sum in respect of amounts due hereunder (other than under subsection (b)(ii) above) or under any such judgment or order.  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Holders or the Trustee, as the case may be, and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or the liquidator or otherwise or any of them.  In the case of subsection (b)(ii) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term “rate(s) of exchange” shall mean the rate of exchange quoted by Reuters at 10:00 a.m. (New York time) for spot purchases of the Base Currency with the Judgment Currency other than the Base Currency referred to in subsections (b)(i) and (b)(ii) above and includes any premiums and costs of exchange payable.

SECTION 12.15. Tax Matters.

(a) The Issuer has entered into this Indenture, and the Securities will be issued, with the intention that, for all tax purposes, the Securities will qualify as indebtedness.  The Issuer, by entering into this Indenture, and each Holder and beneficial holder of Securities, agree to treat the Securities as indebtedness for all tax purposes. The Issuer shall treat the Securities as indebtedness that is not subject to the contingent payment debt instrument regulations under Treasury Regulations section 1.1275-4.

(b) The Issuer shall not be obligated to pay any additional amounts to the Holder or beneficial holder of Securities as a result of any withholding or deduction for, or on account of, any present or future taxes of whatever nature (including income taxes, franchise taxes, withholding taxes, branch profits taxes, taxes on withholdable payments under Sections 1471-1474 of the Code, transfer or recording taxes and fees, stamp and documentary taxes, and excise taxes) imposed on payments in respect of the Securities.

(c) The Issuer shall treat payments of interest on the Securities as eligible for the “portfolio interest” exemption under Sections 871(h) and 881(c) of the Code from U.S. federal  income withholding tax under Sections 871 and 881 of the Code provided that the beneficial owner of such Security provides the appropriate Internal Revenue Service Form W-8, and that the beneficial owner is not (i) a 10-percent shareholder of the Issuer, (ii) a controlled foreign corporation to which the Issuer is related, or (iii) a bank extending credit to the Issuer in the ordinary course of its trade or business, as each of those categories is defined for purposes of Sections 871(h) and 881(c) of the Code, as applicable.  If a Global Security is issued, in accordance with the procedures of the Depository, the Issuer shall (or shall direct the Trustee in writing to) request the Securities to be coded as eligible for the “portfolio interest exemption”.  Unless otherwise required by applicable law and except to the extent that neither the Issuer nor the Trustee knows or has reason to know that the Person on whose behalf the documentation described in clauses (i) through (iii) below is delivered is not entitled to the exemption from withholding being claimed, if Definitive Securities are issued, so long as a Person shall have delivered to the Issuer (i) a properly completed IRS Form W-9 establishing an exemption from backup withholding, (ii) an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI or other applicable IRS form establishing an exemption from withholding under Section 1441 of the Code or Section 1442 of the Code, as applicable, and establishing an exemption on the appropriate IRS form from withholding under Sections 1471 through 1474 of the Code, or (iii) in the case of a Person claiming the exemption from U.S. federal withholding tax under Section 871(h) of the Code or Section 881(c) of the Code with respect to payments of “portfolio interest”, the appropriate properly completed IRS form together with a certificate substantially in the form of Exhibit D, and establishing an exemption on the appropriate IRS form from withholding under Sections 1471 through 1474 of the Code, neither the Issuer nor the Trustee shall withhold taxes on payments of interest or principal made to any such Person.  Any such IRS Form W-8BEN or IRS Form W-8BEN-E shall specify whether the Holder or beneficial holder of Securities to whom the form relates is entitled to the benefits of any applicable income tax treaty.

(d) If Definitive Securities are issued, (i) if any withholding tax is imposed on the Issuer’s payment under the Securities to any Holder or beneficial holder of Securities, such tax shall reduce the amount otherwise distributable to such Holder or beneficial holder, as the case may be, (ii) the Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Holder or beneficial holder of Securities sufficient funds for the payment of any withholding tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such withholding tax in appropriate proceedings and withholding payment of such tax, if permitted by applicable law, pending the outcome of such proceedings) and (iii) the amount of any withholding tax imposed with respect to any Holder or beneficial holder of Securities shall be treated as cash distributed to such Holder or beneficial holder, as the case may be, at the time it is withheld by the Trustee and remitted to the appropriate taxing authority.  If there is a possibility that withholding tax is payable with respect to a payment under the Securities, the Trustee may (but shall have no obligation to) withhold such amounts in accordance with this Section 12.15.  Nothing herein shall impose an obligation on the part of the Trustee to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Securities.

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IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: Chief Executive Officer

GUARANTORS

PERNIX THERAPEUTICS, LLC

By: Pernix Therapeutics Holdings, Inc. Its: Sole Member and Sole Manager

By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: Chief Executive Officer

PERNIX MANUFACTURING, LLC

By: Pernix Therapeutics Holdings, Inc. Its: Sole Member

By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: Chief Executive Officer

CYPRESS PHARMACEUTICALS, INC.

By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: President

PERNIX SLEEP, INC.

By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: President

GAINE, INC.

By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: President

RESPICOPEA INC.

By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: President

MACOVEN PHARMACEUTICALS, L.L.C.

By: Pernix Therapeutics, LLC
Its: Sole Member and Sole Manager

By: Pernix Therapeutics Holdings, Inc.
Its: Sole Member and Sole Manager

By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: Chief Executive Officer

HAWTHORN PHARMACEUTICALS, INC.

By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: President

GIVEN UNDER the Common Seal of Worrigan Limited and this deed was delivered:	WORRIGAN LIMITED

	By:	/s/ Douglas Drysdale
Name: Douglas Drysdale
Title: Director

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Alison D.B. Nadeau
Name: Alison D.B. Nadeau
Title: Vice President

APPENDIX A
PROVISIONS RELATING TO SECURITIES

1.           Definitions.

1.1           Definitions.

For the purposes of this Appendix A, the following terms shall have the meanings indicated below (and if not defined in this Appendix A, capitalized terms used herein shall have the meaning set forth in this Indenture):

“Accredited Investor” means an institutional “accredited investor” within the meaning of clause (1), (2), (3) or (7) of Rule 501(a) under the Securities Act that is not (i) a QIB or (ii) a Person other than a U.S. Person that acquires Securities in reliance on Regulation S.

“Definitive Security” means a certificated Security (bearing the Restricted Securities Legend and/or the Regulation S Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Securities Legend” means the legend set forth in Section 2.2(f)(i)(C) herein.

“Global Security” means a certificated Security (bearing the Restricted Securities Legend and/or the Regulation S Legend if the transfer of such Security is restricted by applicable law) that includes the Global Securities Legend.  The term “Global Securities” includes Rule 144A Global Securities, Regulation S Global Securities and IAI Global Securities.

“IAI Securities” means all Securities privately placed with Accredited Investors.

“Purchase Agreement” means each Purchase Agreement dated August 19, 2014, among the Issuer, the Guarantors and the purchaser(s) party thereto.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Legend” means the legend set forth in Section 2.2(f)(i)(B) herein.

“Regulation S Securities” means all Securities offered and sold outside the United States in reliance on Regulation S.

“Restricted Period,” with respect to any Regulation S Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Issuer to the Trustee, and (b) the date of issuance of such Securities.

A-1

“Restricted Securities Legend” means the legend set forth in Section 2.2(f)(i)(A) herein.

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Securities” means all Securities privately placed with QIBs in reliance on Rule 144A.

“Rule 506” means Rule 506 under the Securities Act.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

“Transfer Restricted Definitive Securities” means Definitive Securities that bear or are required to bear or are subject to the Restricted Securities Legend and/or the Regulation S Legend.

“Transfer Restricted Global Securities” means Global Securities that bear or are required to bear or are subject to the Restricted Securities Legend and/or the Regulation S Legend.

“Unrestricted Definitive Securities” means Definitive Securities that are not required to bear, and are not subject to, the Restricted Securities Legend or the Regulation S Legend.

“Unrestricted Global Securities” means Global Securities that are not required to bear, and are not subject to, the Restricted Securities Legend or the Regulation S Legend.

“U.S. Person” means a “U.S. person” as defined in Regulation S.

A-2

1.2           Other Definitions.

Term:	Defined in Section:

Agent Members	2.1(b)
IAI Global Securities	2.1(b)
Regulation S Global Securities	2.1(b)
Rule 144A Global Securities	2.1(b)

2.           The Securities.

2.1           Form and Dating; Global Securities.

(a) Issuance and Transfers.  The Securities issued by the Issuer will be (i) privately placed by the Issuer pursuant to the Purchase Agreement and (ii) sold initially only to (1) QIBs, (2) Persons other than U.S. Persons in reliance on Regulation S and (3) Accredited Investors.  Such Securities may thereafter be transferred to QIBs and purchasers in reliance on Regulation S.

(b) Global Securities.  (i) Rule 144A Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “Rule 144A Global Securities”).

Regulation S Securities initially shall be represented by one or more Securities in fully registered, global form without interest coupons (collectively, the “Regulation S Global Securities”), which shall be registered in the name of the Depository for the accounts of designated agents holding on behalf of Euroclear or Clearstream.

IAI Securities initially shall be represented by one or more Securities in definitive, fully registered, global form without interest coupons (collectively, the “IAI Global Securities”).

The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Securities that are held through Euroclear or Clearstream.

The Global Securities shall bear the Global Securities Legend.  The Global Securities initially shall (i) be registered in the name of the Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Securities Custodian, (iii) bear the Restricted Securities Legend and (iv) if applicable, bear the Regulation S Legend.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Securities.  The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

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The Registrar shall retain copies of all letters, notices, Confidentiality Agreements and other written communications received pursuant to this Section 2.1 or Section 2.2. The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices, Confidentiality Agreements or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

(ii)           Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository.  Interests of beneficial owners in the Global Securities may be transferred or exchanged for Definitive Securities only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2.  In addition, a Global Security shall be exchangeable for Definitive Securities if (x) the Depository (1) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Security and the Issuer thereupon fails to appoint a successor depository or (2) has ceased to be a clearing agency registered under the Exchange Act or (y) there shall have occurred and be continuing an Event of Default with respect to such Global Security.  In all cases, Definitive Securities delivered in exchange for any Global Security or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(iii)           In connection with the transfer of a Global Security as an entirety to beneficial owners pursuant to subsection (ii) of this Section 2.1(b), such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations.

(iv)           Notwithstanding the foregoing, through the Restricted Period, a beneficial interest in a Regulation S Global Security may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.2.

(v)           The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

2.2           Transfer and Exchange.

(a) Transfer and Exchange of Global Securities.  A Global Security may not be transferred as a whole except as set forth in Section 2.1(b).  Global Securities will not be exchanged by the Issuer for Definitive Securities except under the circumstances described in Section 2.1(b)(ii).  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.10 of this Indenture.  Beneficial interests in a Global Security may be transferred and exchanged as provided in Section 2.2(b) or 2.2(g).

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(b) Transfer and Exchange of Beneficial Interests in Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository.  Beneficial interests in Transfer Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.  Transfers and exchanges of beneficial interests in the Global Securities also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i)           Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Transfer Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Transfer Restricted Global Security in accordance with the transfer restrictions set forth in the Restricted Securities Legend and the Regulation S Legend, as applicable; provided, however, that, transfers of beneficial interests in an IAI Global Security may not be made to another Accredited Investor through an IAI Global Security.  A beneficial interest in an Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b)(i).

(ii)           All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests in any Global Security that is not subject to Section 2.2(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Security (other than an IAI Global Security) in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Securities contained in this Indenture and the Securities or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Security pursuant to Section 2.2(g) of this Appendix A.

(iii)           Transfer of Beneficial Interests to Another Transfer Restricted Global Security.  A beneficial interest in a Transfer Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Transfer Restricted Global Security (other than an IAI Global Security) if the transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)           if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security; and

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(B)           if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Security, then the transferor must deliver a certificate in the form attached to the applicable Security.

(iv) Transfer and Exchange of Beneficial Interests in a Transfer Restricted Global Security for Beneficial Interests in an Unrestricted Global Security.  A beneficial interest in a Transfer Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.2(b)(ii) above and the Registrar receives the following:

(A)           if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security; or

(B)           if the holder of such beneficial interest in a Transfer Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Issuer and the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend and the Regulation S Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act.  If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v)           Transfer and Exchange of Beneficial Interests in an Unrestricted Global Security for Beneficial Interests in a Transfer Restricted Global Security.  Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(c) Transfer and Exchange of Beneficial Interests in Global Securities for Definitive Securities.  A beneficial interest in a Global Security may not be exchanged for a Definitive Security except under the circumstances described in Section 2.1(b)(ii).  A beneficial interest in a Global Security may not be transferred to a Person who takes delivery thereof in the form of a Definitive Security except under the circumstances described in Section 2.1(b)(ii).

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(d) Transfer and Exchange of Definitive Securities for Beneficial Interests in Global Securities.  Transfers and exchanges of Definitive Securities for beneficial interests in Global Securities also shall require compliance with either subparagraph (i), (ii), (iii) or (iv) below, as applicable:

(i)           Transfer Restricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities.  If any Holder of a Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security or to transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in a Transfer Restricted Global Security (other than an IAI Global Security), then, upon receipt by the Registrar of the following documentation:

(A)           if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in a Transfer Restricted Global Security, a certificate from such Holder in the form attached to the applicable Security;

(B)           if such Transfer Restricted Definitive Security is being transferred to a QIB in accordance with Rule 144A, a certificate from such Holder in the form attached to the applicable Security;

(C)           if such Transfer Restricted Definitive Security is being transferred to a Person that is not a U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate from such Holder in the form attached to the applicable Security; and

(D)           if such Transfer Restricted Definitive Security is being transferred to the Issuer or a Subsidiary thereof, a certificate from such Holder in the form attached to the applicable Security;

the Trustee shall cancel the Transfer Restricted Definitive Security, and increase or cause to be increased the aggregate principal amount of the appropriate Transfer Restricted Global Security.

(ii)           Transfer Restricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of a Transfer Restricted Definitive Security may exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Transfer Restricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security only if the Registrar receives the following:

(A)           if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security; or

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(B)           if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend and the Regulation S Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act.  Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Transfer Restricted Definitive Securities and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security.  If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of an written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Transfer Restricted Definitive Securities transferred or exchanged pursuant to this subparagraph (ii).

(iii)           Unrestricted Definitive Securities to Beneficial Interests in Unrestricted Global Securities.  A Holder of an Unrestricted Definitive Security may exchange such Unrestricted Definitive Security for a beneficial interest in an Unrestricted Global Security or transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security at any time.  Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Security and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Securities.  If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Security has not yet been issued, the Issuer shall issue and, upon receipt of a written order of the Issuer in the form of an Officer’s Certificate, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Definitive Securities transferred or exchanged pursuant to this subparagraph (iii).

(iv)           Unrestricted Definitive Securities to Beneficial Interests in Transfer Restricted Global Securities.  An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Transfer Restricted Global Security.

(e) Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.2(e):

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(i)           Transfer Restricted Definitive Securities to Transfer Restricted Definitive Securities.  A Transfer Restricted Definitive Security may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Transfer Restricted Definitive Security if the Registrar receives the following:

(A)           if the transfer will be made pursuant to Rule 144A, a certificate in the form attached to the applicable Security;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, a certificate in the form attached to the applicable Security; and

(C)           if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate in the form attached to the applicable Security.

(ii)           Transfer Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Transfer Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security if the Registrar receives the following:

(1) if the Holder of such Transfer Restricted Definitive Security proposes to exchange such Transfer Restricted Definitive Security for an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security; or

(2) if the Holder of such Transfer Restricted Definitive Security proposes to transfer such Transfer Restricted Definitive Security to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form attached to the applicable Security, and, in each such case, if the Issuer or the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Restricted Securities Legend and the Regulation S Legend, as applicable, are no longer required in order to maintain compliance with the Securities Act.

(iii)           Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of an Unrestricted Definitive Security may transfer such Unrestricted Definitive Security to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security at any time.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Securities pursuant to the instructions from the Holder thereof.

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(iv)           Unrestricted Definitive Securities to Transfer Restricted Definitive Securities.  An Unrestricted Definitive Security cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Transfer Restricted Definitive Security.

At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(f) Legends.

(i)           (A)           Each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS.  EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) SOLELY WITH RESPECT TO THE INITIAL PURCHASERS, IT IS AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A DISCRETIONARY BASIS FOR FOREIGN BENEFICIAL OWNERS (OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

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THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

(B)           Except as permitted by the following paragraph (ii), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof), in the case of Securities offered in reliance on Regulation S, shall bear a legend in substantially the following form:

THIS NOTE IS A REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE REFERRED TO HEREINAFTER.

(C)           Each Global Security shall bear the following legend:

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UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.

(ii)           Upon a sale or transfer after the expiration of the Restricted Period of any Security acquired pursuant to Regulation S, all requirements that such Security bear the Regulation S Legend shall cease to apply and the requirements requiring any such Security be issued in global form shall continue to apply.

(g) Cancellation or Adjustment of Global Security.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 of this Indenture.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(h) Obligations with Respect to Transfers and Exchanges of Securities.

(i)           To permit registrations of transfers and exchanges, the Issuer shall execute, and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar’s request.

(ii)           No service charge shall be made for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 3.08, 4.08 and 9.04 of this Indenture).

(iii)           Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)           All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(i) Confidentiality Agreements. Any proposed transferee of a Security or a beneficial interest therein is required, prior to receiving confidential information about the Issuer, the Guarantors, the Securities or the Notes Collateral, to execute a Confidentiality Agreement and to deliver such executed Confidentiality Agreement to the office or agency where Securities may be presented or surrendered for registration of transfer or for exchange.

(j) No Obligation of the Trustee.

(i)           The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depository or any other Person with respect to the accuracy of the records of the Depository or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities.  All notices and communications to be given to the Holders and all payments to be made to the Holders under the Securities shall be given or made to the registered Holders (which shall be the Depository in the case of a Global Security).  Except as may be otherwise permitted pursuant to Section 2.14 of the Indenture, the rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository.  The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, its participants and any beneficial owners.

(ii)           The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

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Schedule A

ASSUMED AMORTIZATION SCHEDULE FOR OPTIONAL REDEMPTION IN RESPECT OF THE SECURITIES

Payment Date	Principal Payment	Remaining Balance of the Securities
		$220,000,000
February 1, 2015	$0	$220,000,000
August 1, 2015	$23,729,044	$196,270,956
February 1, 2016	$31,717,080	$164,553,876
August 1, 2016	$37,925,142	$126,628,734
February 1, 2017	$48,761,903	$77,866,831
August 1, 2017	$55,038,049	$22,828,782
February 1, 2018	$22,828,782	$0
August 1, 2018	$0	$0
February 1, 2019	$0	$0
August 1, 2019	$0	$0
February 1, 2020	$0	$0
August 1, 2020	$0	$0

A-1

Schedule B

PERMITTED CONTINGENT OBLIGATIONS

1.
Guaranty of debt (as described in Item 1 of Schedule C – Permitted Debt) issued by the Issuer, in favor of Standard Insurance Company, United of Omaha Life Insurance Company, LLCS, L.L.C, John W. Shadle, Donald P. Leach, Lindley A. Cates and M. Jerome Lewis.

B-1

Schedule C

PERMITTED DEBT

1.
The indebtedness associated with the Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing, dated December 28, 2006, by and among LLCS, L.L.C., Don Carter, as trustee, and Standard Insurance Company and all documents related thereto that have been assumed by the Issuer pursuant to that certain consent to Transfer, Assumption and Modification Agreement by and among Standard Insurance Company, United of Omaha Life Insurance Company, LLCS, L.L.C., John W. Shadle, Donald P. Leach, Lindley A. Cates, M. Jerome Lewis, Pernix Manufacturing, LLC and the Issuer, dated August 28, 2012.

2.
The Settlement Agreement and Release dated as of February 6, 2014 with the State of Texas and the Texas Health & Human Services Commission pursuant to which Cypress is required to pay $2 million on each of the first five anniversaries of the date of such Settlement Agreement and Release.

C-1

Schedule D

PERMITTED INVESTMENTS

1.
Promissory Note in principal amount of $4,850,000.00 dated September 11, 2013 from Breckenridge Pharmaceutical, Inc. payable to Cypress due on September 11, 2014 in connection with the acquisition by Breckenridge Pharmaceutical, Inc. of certain assets from Cypress pursuant to the Asset Purchase Agreement dated August 5, 2013, as amended.

2.
Promissory Note in principal amount of $4,850,000.00 dated September 11, 2013 from Breckenridge Pharmaceutical, Inc. payable to Cypress due on September 11, 2015 in connection with the acquisition by Breckenridge Pharmaceutical, Inc. of certain assets from Cypress pursuant to the Asset Purchase Agreement dated August 5, 2013, as amended.

D-1

Schedule E

TRANSACTIONS WITH AFFILIATES

1.	Any arrangement between any Affiliate and Pernix Manufacturing, LLC pursuant to which Pernix Manufacturing, LLC performs manufacturing services in the Ordinary Course of Business.

2.	Triple Net Lease Agreement (Magnolia, TX) by and between Zinterests, L.L.C. and Macoven Pharmaceuticals, L.L.C. dated August 15, 2009.

3.	Triple Net Lease Agreement (Magnolia, TX) by and between Zinterests, L.L.C. and Zyber Pharmaceuticals, Inc. (predecessor-in-interest to Pernix Therapeutics, LLC) dated August 15, 2009.

E-1

EXHIBIT A

{FORM OF FACE OF SECURITY}

NEITHER THIS NOTE NOR ANY INTEREST HEREIN HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION, NOR IS SUCH REGISTRATION CONTEMPLATED.  NEITHER THIS NOTE NOR ANY INTEREST HEREIN MAY BE ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, SOLD OR OFFERED FOR SALE OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EXEMPTION FROM SUCH REGISTRATION THEREUNDER AND ANY OTHER APPLICABLE SECURITIES LAW REGISTRATION REQUIREMENTS.  EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE (1) REPRESENTS THAT (A) IT IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) AND, IF SUBSEQUENT TO THE INITIAL ACQUISITION HEREOF, IS PURCHASING THIS NOTE IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT OR (C) SOLELY WITH RESPECT TO THE INITIAL PURCHASERS, IT IS AN INSTITUTIONAL ACCREDITED INVESTOR AS DEFINED IN SUBPARAGRAPH (a)(1), (a)(2), (a)(3) OR (a)(7) OF RULE 501 UNDER THE SECURITIES ACT (AN “ACCREDITED INVESTOR”), HAS SUFFICIENT KNOWLEDGE AND EXPERIENCE IN FINANCIAL AND BUSINESS MATTERS TO BE CAPABLE OF EVALUATING THE MERITS AND RISKS OF THE PURCHASE OF THIS NOTE AND IS ABLE AND PREPARED TO BEAR THE ECONOMIC RISK OF INVESTING IN AND HOLDING THIS NOTE, (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR AN INTEREST HEREIN, EXCEPT (A) TO THE ISSUER OR A SUBSIDIARY THEREOF, (B) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO AN ENTITY IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT OR (C) TO PERSONS OR ENTITIES OTHER THAN U.S. PERSONS, INCLUDING DEALERS OR OTHER PROFESSIONAL FIDUCIARIES IN THE UNITED STATES ACTING ON A DISCRETIONARY BASIS FOR FOREIGN BENEFICIAL OWNERS (OTHER THAN AN ESTATE OR TRUST), IN OFFSHORE TRANSACTIONS IN RELIANCE UPON, AND IN ACCORDANCE WITH, REGULATION S UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON OR ENTITY TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.  THE INDENTURE REFERRED TO HEREINAFTER CONTAINS A PROVISION REQUIRING THE REGISTRAR APPOINTED THEREUNDER TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

THIS NOTE MAY NOT BE RESOLD OR TRANSFERRED EXCEPT AS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER, AND, IN ADDITION, EACH PERSON OR ENTITY THAT ACQUIRES OR ACCEPTS THIS NOTE OR AN INTEREST HEREIN BY SUCH ACQUISITION OR ACCEPTANCE AGREES TO COMPLY WITH THE TRANSFER RESTRICTIONS SET FORTH IN SUCH INDENTURE, AND FURTHER ACKNOWLEDGES AND AGREES TO THE PROVISIONS SET FORTH IN SUCH INDENTURE.

{Global Securities Legend}

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OR ENTITY IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREINAFTER.

{Restricted Securities Legend for Securities Offered in Reliance on Regulation S}

THIS NOTE IS A REGULATION S GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO HEREINAFTER AND IS SUBJECT TO RESTRICTIONS ON THE TRANSFER AND EXCHANGE THEREOF AND ON THE PAYMENT OF INTEREST THEREON AS SPECIFIED IN THE INDENTURE REFERRED TO HEREINAFTER.

{FORM OF SECURITY}

No.____	$__________

12% Senior Secured Note due 2020

CUSIP No._____ ISIN No._______

Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Issuer”), promises to pay to Cede & Co., or its registered assigns, the principal sum {of $________ Dollars} {listed on the Schedule of Increases or Decreases in Global Security attached hereto}1 on or before August 1, 2020 as set forth in this Security.

Payment Dates:  February 1 and August 1 (each, a “Payment Date”)

Record Dates:  January 15 and July 15 (each, a “Record Date”)

Additional provisions of this Security are set forth on the other side of this Security.

 _____________________________________
1Use the Schedule of Increases or Decreases language if Security is in Global Form.

IN WITNESS WHEREOF, the undersigned has caused this Instrument to be duly executed.

PERNIX THERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By:	/s/
Authorized Signatory

Date:	_________________

  {FORM OF REVERSE SIDE OF SECURITY}

12% Senior Secured Note due 2020

1.	Interest and Payments of Principal

(a) Pernix Therapeutics Holdings, Inc., a Maryland corporation (the “Issuer”), promises to pay interest on the outstanding principal amount of this Security at the rate per annum shown above.

(b) The Issuer shall pay interest semi-annually in arrears on February 1 and August 1 of each year, commencing February 1, 2015, or on the succeeding Business Day if any such date is not a Business Day.  Interest on this Security shall accrue on the outstanding principal amount thereof from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 18, 2014 until the principal hereof is paid or duly provided for.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months.  The Issuer shall pay interest on overdue principal at the rate borne by this Security and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

(c) This Security will mature on August 1, 2020.

(d) On each Payment Date, commencing August 1, 2015, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay an installment of principal of the Securities in an amount equal to 50% of Net Sales for the two consecutive fiscal quarters of the Issuer ended prior to such Payment Date (less the amount of interest paid on the Securities on such Payment Date).

2.	Method of Payment

The Issuer shall pay interest on the Securities (except defaulted interest) and payments of installments of principal to the Persons who are registered Holders at the close of business on the Record Date immediately preceding the related Payment Date even if Securities are canceled after such Record Date and on or before such Payment Date (whether or not a Business Day). Holders must surrender Securities to the Paying Agent to collect principal payments (other than payments of installments of principal).  The Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts.  {Payments in respect of the Securities (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary.}2  {The Issuer shall make all payments in respect of the Securities (including principal, premium, if any, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).}3
_______________________
3	Include in a Global Security.

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association (the “Trustee”) will act as Paying Agent and Registrar.  The Issuer may appoint and change any Paying Agent or Registrar without notice.  The Issuer or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.	Indenture

The Issuer issued the Securities under an Indenture dated as of August 19, 2014 (the “Indenture”) among the Issuer, the Guarantors, the Trustee and the Collateral Agent.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”).  Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture.  The Securities are subject to all terms and provisions of the Indenture, and the Holders are referred to the Indenture and the TIA for a statement of such terms and provisions.

The Securities are senior secured obligations of the Issuer.  This Security is one of the Securities referred to in the Indenture.  The Securities are treated as a single class of securities under the Indenture.  The Indenture imposes certain limitations on the ability of the Issuer and the Guarantors to, among other things, make certain Investments, make Restricted Distributions, incur Debt, enter into consensual restrictions upon the payment of Restricted Distributions, enter into or permit certain transactions with Affiliates and create or incur Liens and make Asset Dispositions.  The Indenture also imposes limitations on the ability of the Issuer and each Guarantor to consolidate or merge with or into any other Person or sell, transfer or lease their property.

To guarantee the due and punctual payment of the principal of and interest on the Securities and all other amounts payable by the Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Guarantors have, jointly and severally, unconditionally guaranteed the Securities pursuant to the terms of the Indenture.

5.	Optional Redemption

The Issuer may redeem the Securities at its option, in whole at any time or in part from time to time, on any Business Day permitted below, on not less than 30 days’ nor more than 60 days’ prior notice provided to each Holder’s registered address, (x) if such optional redemption occurs prior to August 1, 2015, at a redemption price equal to the greater of (i) the portion of the outstanding principal balance of the Securities being redeemed and (ii) the present value, discounted at the Applicable Treasury Rate of the portion of the outstanding principal balance of the Securities being redeemed plus 1.00%, of such principal payment amounts and interest at the rate per annum shown above on the outstanding principal balance of the Securities being redeemed (assuming the principal balances are amortized at the times and in the assumed amounts set forth on Schedule A to the Indenture) and (y) if such optional redemption occurs on or after August 1, 2015, at a redemption price equal to the following redemption prices (expressed as a percentage of outstanding principal amount of the Securities being redeemed) for the following periods, plus, in the case of each of clause (x) and clause (y), accrued and unpaid interest to the redemption date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Payment Date):
______________________________
4	Include in a Definitive Security.

Redemption Date	Redemption Price
From and including August 1, 2015 to and including July 31, 2016	106.000%
From and including August 1, 2016 to and including July 31, 2017	103.000%
From and including August 1, 2017 and thereafter	100.000%

Notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including the receipt by the Trustee, on or prior to the redemption date, of money sufficient to pay the principal of, and premium, if any, and interest on, the Securities being redeemed.

6.	Notice of Redemption

Notice of redemption pursuant to paragraph 5 will be provided at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his, her or its registered address.  Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000.  If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with a Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date, interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.	Sinking Fund

The Securities are not subject to any sinking fund.

8.	Repurchase of Securities at the Option of the Holders upon Change of Control

Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Securities at a purchase price in cash equal to 101% of the principal balance thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), as provided in, and subject to the terms of, the Indenture.

9.	Security

The Securities will be secured by the Notes Collateral on the terms and subject to the conditions set forth in the Indenture and the Security Documents.  The Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the Security Documents.  Each Holder, by accepting this Security, consents and agrees to the terms of the Security Documents (including the provisions providing for the foreclosure and release of Notes Collateral) as the same may be in effect or may be amended from time to time in accordance with their terms and the Indenture and authorizes and directs each of the Trustee and the Collateral Agent to enter into the Security Documents, binding such Holder to the terms thereof and to perform its obligations and exercise its rights thereunder in accordance therewith.

10.	Denominations; Transfer; Exchange

The Securities are in registered form, without coupons, in denominations of $250,000 and any integral multiple of $1,000 in excess thereof.  A Holder shall register the transfer of or exchange of Securities in accordance with the Indenture.  Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes or charges required by law or permitted by the Indenture.  The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11.	Persons Deemed Owners

Subject to Section 2.14 of the Indenture, the registered Holder of this Security shall be treated as the owner of it for all purposes.

12.	Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and a Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person.  After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and Paying Agent shall have no further liability with respect to such monies.

13.	Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Issuer at any time may terminate some of or all its obligations under the Securities and the Indenture if the Issuer deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.	Amendment; Waiver

Subject to certain exceptions set forth in the Indenture, (x) the Indenture, the Securities or any Security Document may be amended with the written consent of the Required Holders and (y) any past default or compliance with any provisions may be waived with the written consent of the Required Holders.  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Guarantors, the Collateral Agent and the Trustee may amend or supplement the Indenture, the Guarantees, the Securities or any Security Document, and may waive any provisions thereof, (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to provide for the assumption by a successor company of the obligations of the Issuer under the Indenture and the Securities; (iii) to add guarantees with respect to the Securities; (iv) to further secure the Securities or any Guarantee; (v) to add to the covenants or Events of Default of the Issuer for the benefit of the Holders or surrender any right or power conferred upon the Issuer; (vi) to make any change that does not adversely affect the rights of any Holder; (vii) to provide for the acceptance of appointment of a successor trustee pursuant to the Indenture or to facilitate the administration of the trusts under the Indenture by more than one trustee in accordance with the Indenture; (viii) to incorporate mandatory provisions of the TIA in connection with any registered offering of the Securities, to the extent required by the TIA; (ix) to release Notes Collateral from the lien of the Security Documents when permitted or required by the Indenture or the Security Documents; or (x) to modify the Security Documents to secure additional extensions of credit and add additional secured creditors holding Obligations in respect of an ABL Facility so long as such Obligations are not prohibited by the provisions of the Indenture.

15.	Defaults and Remedies

If an Event of Default (other than an Event of Default relating to the bankruptcy provisions) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Securities by notice to the Issuer may, and if such notice is given by the Holders such notice shall be given to the Issuer and the Trustee, declare that the principal of, and the premium, if any, and accrued but unpaid interest on, all the Securities is due and payable.  Upon such a declaration, such principal and interest shall be due and payable immediately.  If an Event of Default relating to the bankruptcy provisions occurs, the principal of, and the premium, if any, and accrued but unpaid interest on, all the Securities will become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holders.  Under certain circumstances, the Required Holders may rescind any such acceleration with respect to the Securities and its consequences.

If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against any loss or expense and certain other conditions are complied with.  Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder gives the Trustee written notice stating that an Event of Default is continuing, (ii) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy, (iii) such Holder or Holders offer to the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee does not comply with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Required Holders do not give the Trustee a direction inconsistent with such request during such 60-day period.  Subject to certain restrictions set forth in the Indenture , the Required Holders may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or, subject to the Indenture, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.	Trustee Dealings with the Issuer

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

17.	No Recourse Against Others

No director, officer, employee, manager or incorporator of or holder (other than the Issuer or a Guarantor in relation to Capital Stock of a Guarantor) of any Capital Stock in, the Issuer or any Guarantor or any direct or indirect parent companies of the Issuer, if any, will have any liability for any obligations of the Issuer or the Guarantors under the Securities, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Securities by accepting a Security waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

18.	Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on this Security.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Securities and has directed the Trustee to use CUSIP numbers and ISINs in notices (including notices of redemption) as a convenience to the Holders.  No representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and reliance may be placed only on the other identification numbers placed thereon.

The Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

______________________________________________________________________________
(Print or type assignee’s name, address and zip code)

______________________________________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ________________ agent to transfer this Security on the books of the Issuer.  The agent may substitute another to act for him, her or it.

Date:    ___________     Your Signature:______________________

Sign exactly as your name appears on this Security.

Signature Guarantee:___________________________________________________

Date:_______________________________	_____________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

☐
has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depository a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

☐	has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(d)(1) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	☐	to the Issuer or a Subsidiary thereof; or
(2)	☐	to the Registrar for registration in the name of the Holder, without transfer; or
(3)	☐
inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on such Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	☐
outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof.

Date:   ________   Your Signature:___________________________

Signature Guarantee:_____________________________________

Date:_______________________________	_____________________________________
Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on such Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to such Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by such Rule 144A.

Dated:_____________________
NOTICE:  To be executed by an executive officer

{TO BE ATTACHED TO GLOBAL SECURITIES}

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security is $______________.  The following increases or decreases in this Global Security have been made:

Date	Amount of decrease in Principal Amount of this Global Security	Amount of increase in Principal Amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, check the box:

Change of Control ☐

If you want to elect to have only part of this Security purchased by the Issuer pursuant to Section 4.08 (Change of Control) of the Indenture, state the amount ($1,000 or any integral multiple of $1,000 in excess thereof):

$   _________

Date:  _________                      Your Signature:__________________________
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:_______________________________________

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor program reasonably acceptable to the Trustee

EXHIBIT B

{FORM OF}
SUPPLEMENTAL INDENTURE

This SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of  _______, 20__ is among {GUARANTOR} (the “New Guarantor”), Pernix Therapeutics Holdings, Inc. (the “Issuer”), the existing guarantors  (the “Existing Guarantors”) under the Indenture referred to below, and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”) under such Indenture.

W I T N E S S E T H :

WHEREAS the Issuer and the Existing Guarantors have heretofore executed and delivered to the Trustee and the Collateral Agent an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of August 19, 2014, providing for the issuance of the Issuer’s 12% Senior Secured Notes due 2020 (the “Securities”);

WHEREAS the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall guarantee the Issuer’s Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein and in the Indenture; and

WHEREAS, pursuant to Section 9.01(iii) of the Indenture, the Trustee, the Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture without notice to or consent of any Holder.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.           Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such Holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.           Agreement to Guarantee.  The New Guarantor hereby, jointly and severally, with each Existing Guarantor, irrevocably and unconditionally guarantees as a primary obligor and not merely as a surety on a senior basis to each Holder and to the Trustee and its successors and assigns the Guaranteed Obligations, on the terms and subject to the conditions set forth in Article 10 of the Indenture, and agrees to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of a Guarantor under the Indenture.

3.           Notices.  All notices or other communications to the New Guarantor shall be given as provided in Section 12.01 of the Indenture.

4.           Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

5.           Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

6.           Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.           Effect of Headings.  The Section headings herein are for convenience of reference only and shall not affect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

{NEW GUARANTOR}

By:
Name:
Title:

PERNIX THERAPEUTICS HOLDINGS, INC.

By:
Name:
Title:

PERNIX THERAPEUTICS, LLC

By: Pernix Therapeutics Holdings, Inc.
Its: Sole Member and Sole Manager

By:
Name:
Title:

PERNIX MANUFACTURING, LLC

By: Pernix Therapeutics Holdings, Inc. Its: Sole Member

By:
Name:
Title:

CYPRESS PHARMACEUTICALS, INC.

By:
Name:
Title:

GIVEN UNDER the Common Seal of Worrigan Limited and this deed was delivered:	WORRIGAN LIMITED

By:
Name:
Title:

PERNIX SLEEP, INC.

By:
Name:
Title:

GAINE, INC.

By:
Name:
Title:

RESPICOPEA INC.

By:
Name:
Title:

MACOVEN PHARMACEUTICALS, L.L.C.

By: Pernix Therapeutics, LLC
Its: Sole Member and Sole Manager

By: Pernix Therapeutics Holdings, Inc.
Its: Sole Member and Sole Manager

By:
Name:
Title:

HAWTHORN PHARMACEUTICALS, INC.

By:
Name:
Title:

{ANY OTHER EXISTING GUARANTORS}

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, AS COLLATERAL AGENT

By:
Name:
Title:

EXHIBIT C

{FORM OF CONFIDENTIALITY AGREEMENT}

PERNIX THERAPEUTICS HOLDINGS, INC.
10 North Park Place, Suite 201
Morristown, New Jersey 07960

Ladies and Gentlemen:

In connection with your consideration of a possible transaction (the “Transaction”) involving or relating to Pernix Therapeutics Holdings, Inc. (“Pernix”) including its acquisition of assets from GlaxoSmithKline PLC and its affiliates (“GSK”) relating to the pharmaceutical product Treximet®, you have requested information concerning, or relating to, the Transaction.  Morgan Stanley & Co. LLC (“Morgan Stanley”) and Barclays Capital Inc. (“Barclays”) are acting as advisers to Pernix in connection with the Transaction.

1.           “Evaluation Material” means, collectively, all information (whether written or oral, or in electronic or other form, and whether furnished before or after the date of this agreement) concerning, or relating in any way, directly or indirectly, to the Transaction, including, without limitation, (i) any license, sublicense, assignment, product development, royalty, sale, supply or other agreements involving or relating in any way, directly or indirectly, to the Transaction or the intellectual property, compounds or products of Pernix or GSK, and including all terms and conditions thereof and the identities of the parties thereto, (ii) any reports, data, materials or other documents of any kind relating in any way, directly or indirectly, to the Transaction or Pernix’s or GSK’s intellectual property, compounds or products (including, without limitation, the offering materials and presentations regarding the Transaction) and including reports, data, materials or other documents of any kind delivered pursuant to or under any of the agreements referred to in clause (i), and (iii) any inventions, devices, improvements, formulations, discoveries, compositions, ingredients, patents, patent applications, know-how, processes, trial results, research, developments or any other intellectual property, trade secrets or information or the compounds or products of Pernix or GSK.  For purposes of clarity, any information relating to Treximet® and/or GSK disclosed as Evaluation Material hereunder shall mean the Confidential Information (defined in the GSK CDA) disclosed by GSK pursuant to the Confidential Disclosure Agreement dated April 9, 2014 between Pernix and GSK (the “GSK CDA”).  Pernix does not have the authority to disclose Confidential Information relating to Treximet® and/or GSK, other than Confidential Information as described in the foregoing sentence.  “Representatives” means, collectively, with respect to any person or entity, the directors, officers, partners (including, without limitation, limited partners), members, equityholders, trustees, employees, agents, advisers or other representatives (including, without limitation, attorneys, accountants, consultants, scientists and financial advisers) of such person or entity.  “Financing Source” means any person or entity that has provided or may commit to provide financing (whether in the form of debt, equity or otherwise) to you or any other party in connection with the Transaction.  “Notes” means, collectively, all analyses, compilations, forecasts, studies or other documents prepared by you, your affiliates or any of your or your affiliates’ Representatives or Financing Sources that contain, make use of or otherwise reflect Evaluation Material.

2.           You acknowledge and agree that it is imperative that all Evaluation Material and Notes remain confidential.  Accordingly, you agree that, prior to any of your affiliates (as defined in regulations promulgated under the Securities Exchange Act of 1934, as amended) or your or your affiliates’ Representatives or Financing Sources being given access to any Evaluation Material or Notes, you shall (i) inform each such affiliate, Representative and Financing Source of the confidential nature of the Evaluation Material and Notes (including, in particular, the substance of paragraphs 3, 7, 9 and 12 hereof) and (ii) ensure that each such affiliate, Representative and Financing Source agrees to be bound by the terms of this agreement and Article XII of that certain Supply Agreement by and between GSK and Pernix dated as of May 13, 2014 (the “Supply Agreement”) with respect to any Evaluation Material and Notes so disclosed and has agreed to maintain the confidentiality of the Evaluation Material and Notes in accordance with the terms of this agreement.  You agree to provide such access only to those affiliates, Representatives and Financing Sources who need to know such information for the purpose of evaluating the Transaction.  You shall, and shall instruct and ensure that such affiliates, Representatives and Financing Sources comply with the terms of this agreement.  You further agree that you shall be fully responsible for any breach of this agreement by you, your affiliates or your or your affiliates’ Representatives or Financing Sources.

3.	To maintain the confidentiality of the Evaluation Material and Notes, you and each individual or entity agreeing to be bound by this agreement agree:

a)	that the Evaluation Material and any Notes will be used solely for the purpose of evaluating the Transaction;

b)
that the Evaluation Material and any Notes shall be held in strict confidence and shall not be disclosed, directly or indirectly, to any person or entity (except to your affiliates or to your or your affiliates’ Representatives and Financing Sources, in each case, in compliance with the provisions of paragraph 2 hereof and only to the extent necessary to permit such affiliate, Representative or Financing Source to assist you in evaluating the Transaction) except for such disclosures permitted by paragraph 5 hereof;

c)
not to disclose to any person or entity (other than those described in clause (b) above) (i) that the Evaluation Material or Notes exists or has been made available to you, your affiliates or your or your affiliates’ Representatives or Financing Sources, (ii) that you are considering the Transaction or any other transaction with Pernix, (iii) that discussions or negotiations are taking place or have taken place concerning the Transaction or involving Pernix or (iv) any terms, conditions or other facts with respect to the Transaction, including the status thereof, such discussions or negotiations or the subject matter of this agreement;

d)
except with respect to your internal communications or private communications with your affiliates, your and your affiliates’ Representatives and your Financing Sources, agree not to, and you shall cause your affiliates, your and your affiliates’ Representatives and Financing Sources not to, make use of the name, nickname, trademark, logo, service mark, trade dress or other name, term, mark or symbol identifying or associated with Pernix without Pernix’s prior written consent to the specific use in question; and

e)	to be bound by the terms of Article XII of the Supply Agreement.

For the avoidance of doubt, and notwithstanding the provisions of paragraph 2 hereof, you shall not disclose any of the foregoing to any other person or entity that to your knowledge may be considering pursuing or consummating the Transaction (whether direct or indirect) who has not signed a confidentiality agreement countersigned by Pernix.  Notwithstanding anything herein to the contrary, you and your affiliates and your and your affiliates’ Representatives and Financing Sources agree not to reveal Evaluation Material or Notes to advisors who are principally engaged in the business of investment banking, capital markets or securitization of financial assets without the prior written consent of Morgan Stanley, Barclays and Pernix.

4.
This agreement shall be inoperative as to particular portions of the Evaluation Material (and related Notes) if such information: (a) was already in your or your Representatives’ possession on a non-confidential basis prior to its receipt by you hereunder; (b) was or becomes part of the public domain (other than as a result of a disclosure by you, your affiliates or your or your affiliates’ Representatives or Financing Sources in violation of this agreement); (c) was or becomes known to you on a non-confidential basis from a source other than Pernix and its Representatives (and without any breach of this agreement by you, your affiliates or your or your affiliates’ Representatives or Financing Sources); provided, that such source, to your knowledge, had the right to disclose such information to you (without any legal, contractual or fiduciary obligation to Pernix or its Representatives); or (d) was independently developed by you or your Representatives without use of or reliance upon any portions of the Evaluation Material or Notes, in each case, as documented by contemporaneous written records, maintained in the ordinary course of business.

5.
In the event that you or your affiliates or any of your or your affiliates’ Representatives and Financing Sources are required by law, rule, regulation or order or requirement of a court, administrative agency or other government body, or requested by a regulatory or self-regulatory organization, to disclose any Evaluation Material or Notes, you shall promptly, and, in any event, use commercially reasonable efforts to upon learning of such requirement (to the extent legally permissible and if circumstances permit), notify Pernix in writing of such requirement so that Pernix may seek an appropriate protective order or other appropriate remedy (and if Pernix seeks such an order or other remedy, you will provide such reasonable cooperation, at Pernix’s expense, as Pernix shall reasonably request).  If no such protective order or other remedy is obtained and you or your affiliates or your or your affiliates’ Representatives or Financing Sources are, in the view of your counsel (which may be in-house counsel), legally compelled to disclose Evaluation Material or Notes, you or your affiliates or your or your affiliates’ Representatives or Financing Sources, as the case may be, shall only disclose that portion of the Evaluation Material or Notes that your counsel advises that you are compelled to disclose and will exercise reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to that portion of the Evaluation Material or Notes that is being disclosed.  In any event, you will not oppose action by Pernix to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Evaluation Material and Notes.  Notwithstanding the foregoing, notice to Pernix shall not be required where disclosure is made (i) in response to a request by a regulatory or self-regulatory authority or (ii) in connection with a routine examination by a regulatory examiner where such examination does not expressly reference Pernix or this agreement.

6.
Until the earlier of (a) the execution by you or any other person or entity of a definitive written agreement regarding the Transaction with Pernix and (b) 12 months from the date of this agreement, you agree not to, without the prior written consent of Pernix, initiate or maintain contact with any officer, director, trustee, employee, licensor, licensee or sublicensee of Pernix and its affiliates, licensees and sublicensees regarding the Transaction.  You understand that Morgan Stanley and/or Barclays will arrange for appropriate contacts for due diligence purposes.  All (i) communications regarding the Transaction, (ii) requests for additional information, (iii) requests for meetings and (iv) discussions or questions regarding procedures should be submitted or directed to Morgan Stanley and/or Barclays and not to Pernix or its other Representatives.

7.
You hereby acknowledge that you are aware and that you will advise your affiliates and your and your affiliates’ Representatives and Financing Sources referenced in paragraph 2 hereof that the United States federal and state securities laws prohibit any person or entity who has material, non-public information about a company from purchasing or selling securities of such a company or from communicating such information to any other person or entity under circumstances in which it is reasonably foreseeable that such person or entity is likely to purchase or sell such securities.

8.
All Evaluation Material shall be and shall remain the property of Pernix.  At any time within ten business days after being so requested in writing by Pernix or any of its Representatives, except to the extent required or permitted by applicable law and subject to your internal record retention policies for legal, compliance or regulatory purposes, you shall at your expense (i) promptly return or destroy all Evaluation Material and any other material furnished to you or your affiliates or to your or your affiliates’ Representatives or Financing Sources by or on behalf of Pernix or its Representatives and (ii) promptly destroy all Notes.  Any such destruction shall be confirmed by you in writing.  Any Evaluation Material or Notes that are not so returned or destroyed, including without limitation any Evaluation Material or Notes not destroyed because of advice in writing by counsel that such destruction is prohibited by law or any oral information, shall remain subject to the confidentiality obligations set forth in this agreement.  No such return or destruction will affect or eliminate your and your affiliates’ and your and your affiliates’ Representatives’ and Financing Sources’ obligations hereunder, all of which obligations shall continue in effect.

9.
You understand and acknowledge that any and all information contained in the Evaluation Material is being provided without any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material, on the part of GSK, Pernix, Morgan Stanley, Barclays or any of their respective affiliates, Representatives or controlling persons within the meaning of Section 20 of the Securities Exchange Act of 1934, as amended (“Controlling Persons”).  You agree that, except as may arise under a separate definitive document relating to the Transaction, none of GSK, Pernix, Morgan Stanley, Barclays or any of their respective affiliates, Representatives or Controlling Persons shall have any liability to you, your affiliates or any of your or your affiliates’ Representatives or Financing Sources relating to the Evaluation Material or any errors therein or omissions therefrom and that you are not entitled to rely on the accuracy or completeness of the Evaluation Material.  You further agree that you will be entitled to rely solely on such representations and warranties as may be included in a mutually acceptable form of definitive written agreement should discussions between you and Pernix progress to such a point, subject to such limitations and restrictions as may be contained therein, and you understand that the scope of any such representations and warranties will be negotiated along with other terms and conditions in arriving at such definitive written agreement.

10.
You agree that unless and until a definitive written agreement regarding the Transaction has been executed, neither Pernix or its Representatives nor you will be under any obligation of any kind whatsoever with respect to the Transaction by virtue of this agreement except for the matters specifically agreed to herein.  You further acknowledge and agree that Pernix reserves the right, in its sole discretion, to reject any and all proposals made by you or your affiliates or your or your affiliates’ Representatives or Financing Sources with regard to the Transaction and to terminate discussions and negotiations with you at any time.

11.
You understand that (a) Pernix and its Representatives shall be free to conduct any process with respect to the Transaction as Pernix and its Representatives in their sole discretion shall determine (including, without limitation, by negotiating with any prospective party and entering into a preliminary or definitive written agreement without prior notice to you or any other person or entity) and to select any participant in the Transaction utilizing any criteria that Pernix, in its sole discretion, may determine, (b) any procedures relating to the Transaction and Pernix’s consideration thereof may be changed at any time without notice to you or any other person or entity and (c) you shall not have any claim whatsoever against Pernix, Morgan Stanley or Barclays or any of their respective affiliates, Representatives or Controlling Persons arising out of or relating to the Transaction (other than those as against parties to a definitive written agreement with you in accordance with the terms thereof).

12.
You understand and acknowledge that any disclosure or misappropriation of any of the Evaluation Material or Notes in violation of this agreement may cause irreparable harm to Pernix, the amount of which may be difficult to ascertain.  You agree that Pernix, in addition to any other remedies available to Pernix, shall be entitled to seek equitable relief, including injunction, in the event of a breach (either actual or threatened) of this agreement by you or your affiliates, your or your affiliates’ Representatives or your Financing Sources (without necessity of posting any bond or other security or proving special damages).

13.
In the event of litigation relating to this agreement,  the prevailing party  shall be entitled to recover from the other party the legal fees and other costs and expenses the prevailing party has incurred in connection with such litigation, including any appeal therefrom.

14.
This agreement is for the benefit of GSK, Pernix, Morgan Stanley and Barclays and is governed by the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.  Any action brought in connection with this agreement may be brought in the federal or state courts located in The City of New York, and the parties hereto hereby irrevocably consent to the jurisdiction of such courts.

15.
This agreement may not be amended except in writing signed by both parties hereto, and the provisions of this agreement may not be waived by a party hereto except in writing signed by such waiving party.  No failure or delay by Pernix in exercising any right, power or privilege hereunder or any partial exercise thereof shall operate as a waiver thereof or preclude any other or further exercise of any right, power or privilege hereunder.  The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect.

16.
This agreement contains the entire agreement and understanding between you and Pernix concerning the subject matter hereof and, effective as of the date hereof, supersedes all prior agreements and understandings with respect to the subject matter hereof, including, without limitation, any confidentiality agreement relating to the subject matter hereof, between Pernix and you or your affiliates, entered into prior to the date hereof.  Your obligations during the period prior to the date hereof with respect to confidential information received prior to the date hereof shall continue to be defined by the terms of such prior agreements, but effective as of the date hereof, all such information that constitutes Evaluation Material will be governed by this agreement.

17.	Except as otherwise provided in any definitive agreement related to the Transaction, the obligations of each party under this agreement shall expire 12 months from the date hereof.

18.
In the event that you elect to consider the use of financing that may be provided through the services of Morgan Stanley and/or Barclays, you acknowledge that you will be required to enter into a separate confidentiality agreement with Morgan Stanley and/or Barclays in respect of such services, including in respect of certain proprietary financing technology.

19.	This agreement may be executed in counterparts. Please confirm that the foregoing is in accordance with your understanding of our agreement by signing and returning to Pernix a copy of this agreement.

{REMAINDER OF PAGE LEFT INTENTIONALLY BLANK}

Very truly yours,

Pernix Therapeutics Holdings, Inc.

By:
Name:
Title:

Accepted and agreed to as of the date set forth below:

By:	/s/
Name: Title: Address: Date:

EXHIBIT D
FORM OF PORTFOLIO INTEREST CERTIFICATE

hereby certifies that:

1.	It is (one must be checked):

(1)	____	a natural individual person;

(2)	____	treated as a corporation for U.S. federal income tax purposes;

(3)	____	disregarded for U.S. federal income tax purposes (in which case a copy of this certificate is completed and signed by its sole beneficial owner); or

(4)	____
treated as a partnership for U.S. federal income tax purposes (in which case each partner also has completed as to itself and signed a copy of this certificate and an appropriate IRS Form W-8, a copy of each of which is attached, or, if applicable, has completed as to itself and signed an IRS Form W-9, a copy of which is attached).

2.	It is not a bank, as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”).

3.	It is not a 10-percent shareholder of Pernix Therapeutics Holdings, Inc. (the “Issuer”) within the meaning of Section 871(h)(3) of the Code or Section 881(c)(3)(B) of the Code.

4.	It is not a controlled foreign corporation that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code.

{Fill in name of holder}

By:	/s/
Name:
Title:
Date:

D-1